Exhibit 10.15

LEASE AGREEMENT

by and between

3630 PEACHTREE ROAD HOLDINGS

LIMITED PARTNERSHIP

(“Landlord”)

and

TEAVANA CORPORATION

(“Tenant”)

dated

August 5, 2010

LEASE AGREEMENT

THIS LEASE AGREEMENT (“Lease”) is made and entered into this             day of July, 2010, by and between Landlord and Tenant.

W I T N E S S E T H:

1.     Certain Definitions.  The following terms shall have the meanings given thereto:

(a)    Premises: Suite 1480, located on the 14th floor of the Building (as defined below), containing approximately 18,512 square feet. Whenever used in this Lease, the term “square feet” shall refer to rentable square feet, measured in accordance with the BOMA definition, American National Standard Z65.1-1996. The floor plan of the Premises is shown on Exhibit A attached hereto.

(b)    Building: the office and retail portion of a vertically integrated, mixed-use project, which portion contains approximately 421,196 square feet of office space on floors 2 through 17 (the “Office Component”) and 15,079 square feet of retail space on floor 1 (the “Retail Component”), located within the project known as “3630 Peachtree”, consisting of the Building, certain residential space, and a parking facility, all of which are more particularly described in Section 2 below. The Building is located on that certain tract of land located in the City of Atlanta, Fulton County, Georgia, as more particularly described in Exhibit A-1 attached hereto.

(c)    Tenant’s Proportionate Share: 4.40%.

(d)    Base Rent:

Year 1	$0.00*	$21.50 psf
Year 2	$0.00*	$21.93 psf
Year 3	$207,056.72	$22.37 psf
Year 4	$422,443.84	$22.82 psf
Year 5	$430,774.24	$23.27 psf
Year 6	$439,474.88	$23.74 psf
Year 7	$448,175.52	$24.21 psf
Year 8	$457,246.40	$24.70 psf
Year 9	$466,317.28	$25.19 psf
Year 10	$475,758.40	$25.70 psf
Year 11	$485,199.52	$26.21 psf
Year 12	$494,825.76	$26.73 psf
Year 13	$504,822.24	$27.27 psf

(e)    Monthly Rental Installments:

Months 1 – 12	$0.00	*
Months 13 – 24	$0.00	*
Months 25 – 30	$0.00	*

Months 31 – 36	$34,509.45
Months 37 – 48	$35,203.65
Months 49 – 60	$35,897.85
Months 61-72	$36,622.91
Months 73-84	$37,347.96
Months 85-96	$38,103.87
Months 97-108	$38,859.77
Months 109-120	$39,646.53
Months 121 – 132	$40,433.29
Months 133- 144	$41,235.48
Months 145- 156	$42,068.52

*Base Rent and Tenant’s Proportionate Share of Operating Expenses (as hereinafter defined) shall be abated during the first thirty (30) months of the Lease Term (the “Rent Abatement”).

(f)    Intentionally omitted.

(g)    Target Commencement Date: October 1, 2010.

(h)    Lease Term: Thirteen (13) years.

(i)    Security Deposit: $33,167.33 (See Section 26).

(j)    Guarantor: None.

(k)    Permitted Use: General office purposes, training and other ancillary uses.

(l)    Address for notices and payments are as follows:

Landlord:	3630 Peachtree Road Holdings Limited Partnership c/o Duke Realty Corporation Attn.: Atlanta Market - V.P., Asset Mgmt. & Customer Service 3950 Shackleford Road, Suite 300 Duluth, Georgia 30096
With a Copy to:	3630 Peachtree Road Holdings Limited Partnership c/o Pope & Land Enterprises, Inc. 3225 Cumberland Boulevard Suite 400 Atlanta, Georgia 30339 Attn: Lawrence P. Kelly

With Payments to:	3630 Peachtree Road Holdings Limited Partnership c/o Duke Realty Corporation Department #1691 P.O. Box 11407 Birmingham, Alabama 35246-1691

Tenant (prior to occupancy):	Teavana Corporation 3475 Lenox Road, Suite 860 Atlanta, Georgia 30326 Attn.: Vice President - Real Estate

Tenant (following occupancy):	Teavana Corporation 3630 Peachtree Road Suite 1480 Atlanta, Georgia 30326 Attn: Vice President - Real Estate

With a copy to:	Abe J. Schear, Esq. Arnall Golden Gregory LLP 171 17th Street, NW, Suite 2100 Atlanta, Georgia 30363-1031

Exhibits:

Exhibit A:	Floor Plan
Exhibit A-1:	Legal Description of Land
Exhibit B:	Tenant Improvements
Exhibit B-1:	Condition of Premises
Exhibit B-2:	Preliminary Plans
Exhibit C:	Letter of Understanding
Exhibit D:	Rules and Regulations
Exhibit E:	Building Standard Services
Exhibit F:	Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit G:	Special Stipulations
Exhibit H:	Janitorial Specifications
Exhibit I:	Signage
Exhibit J:	Form of Escrow Agreement

2.    Lease of Premises.

(a)    Landlord, in consideration of the covenants to be performed by Tenant, and upon the terms and conditions hereinafter stated, does hereby rent and lease to Tenant, and Tenant does hereby rent and lease from Landlord, the Premises, with no easement for light, view or air included in the Premises or being granted hereunder. The Building and certain residential spaces located within the same structure, together with the “Common Areas” (as defined below) are hereinafter collectively referred to as the “Project”. “Common Areas” shall mean and refer to paved driveways and roads within the Project; plaza areas and walkways within the Project; utility lines, pipes, wires, cables and other utility facilities located within or serving the Project; all on-site or off-site retention or detention vaults serving the Project; storm and sanitary sewers, culverts, and related equipment; the multi-level parking deck serving the Building (the “Parking Facility”); landscaping on the Project; and lobbies, corridors, elevators, entrances and exits, restrooms, stairways and other areas within the Building designated by Landlord for the general use of the occupants of the Building. Landlord reserves the right to change the Common Areas, add or remove improvements on the Land, and adjust the boundaries of the Land, and upon making any such adjustment, Landlord shall give notice thereof to Tenant; provided, however, no such adjustments shall result in a material increase in the area of the Land, nor shall such adjustments materially and adversely affect Tenant’s use of and access to the Project and Premises, including the Parking Facility, for the Permitted Use. After any such adjustment, Landlord and Tenant shall amend this Lease to effect an appropriate adjustment in the legal description of the Land attached hereto as Exhibit A-1.

(b)    The Premises are within a structure that includes improvements other than office improvements, and such structure is subject to that certain Declaration of Condominium for 3630 Peachtree, a Master Condominium, a Reciprocal Easement Agreement and other related documents, as such may be amended from time to time (collectively, the “Declaration”). The Declaration shall or may govern or impact upon certain matters, actions and rights with respect to the Premises. Tenant covenants and agrees to cooperate on a reasonable basis with respect to any requirements or conditions arising out of the Declaration or as a result of the Building being a part of and within a condominium regime; provided, however, that except as set forth in this subsection (b), neither the Declaration nor any requirements of Tenant arising out of the Declaration shall materially and adversely reduce Tenant’s rights set forth in this Lease. Tenant shall not be obligated to pay any sum relating to the Declaration except to the extent such sum is properly included in Tenant’s Proportionate Share of Operating Expenses pursuant to the terms of Section 5 below.

3.    Parking Facility.

(a)    Landlord agrees to make available (or to cause the Parking Facility operator to make available) to Tenant and its employees, monthly parking permits for the unreserved parking of automobiles in the Parking Facility in the amount of 2.6 parking permits per 1,000 square feet in the Premises (the “Permit Allotment”). The Permit Allotment shall be allocated among three categories of parking permits (collectively, the “Parking Permits”), as follows: 100% shall be allocated to unassigned spaces at the rate set forth below for “Unassigned Permits”; provided, however, that at Tenant’s option, up to 10% of Tenant’s Permit Allotment may be allocated to either unassigned spaces within the area of the Parking Facility reserved for Building tenants, including Tenant, at the rate set forth below for “Reserved Permits”, or to assigned spaces within the executive reserved area of the Parking Facility, at the rate set forth below for “Executive Permits”; provided, however, that in no event shall the Reserved Permits and the Executive Permits, collectively, exceed ten (10) spaces. All parking spaces within the Parking Facility shall be utilized on a self-park or attendant-park basis. Except for the

Executive Permits, all parking spaces within the Parking Facility shall be nonexclusive, unassigned spaces in the designated areas available on a first-come, first-served basis. The Executive Permits shall be available in the assigned spaces 24 hours per day, seven days per week. Except as otherwise provided herein, contracts for Parking Permits shall be with the Parking Facility operator and shall contain the same terms usually contained in contracts with other customers of the Parking Facility operator. Tenant shall have the right at any time to elect to convert any Reserved Permits or Executive Permits to Unassigned Permits, and to the extent available (and subject to the 10% limitation set forth above), to convert any Unassigned Permits to Reserved Permits and/or Executive Permits.

(b)    From and after the Commencement Date, Tenant shall pay the following monthly charges for the Parking Permits (collectively, the “Parking Charges”) in advance on the first (1st) day of each month: $95.00 per month for each Unassigned Permit; $135.00 per month for each Reserved Permit; and $150.00 per month for each Executive Permit. Landlord shall have the right to increase the Parking Charges annually to reflect the prevailing market rate for such Parking Facility as reasonably determined by the operator of the Parking Facility. In the event the prevailing market rate for such Parking Facility decreases, Landlord shall decrease the Parking Charges accordingly. For purposes herein, prevailing market rate shall mean and refer to the parking rate charged for comparable parking spaces in comparable office buildings such as those commonly referred to as Terminus 100, Two Alliance, Phipps Tower and 3344 Peachtree. The Parking Charges shall be abated during the first thirty-six (36) months of the Lease Term and shall be deemed a part of the Rent Abatement defined in Section 1 above.

(c)    Tenant shall not use or permit the use of any surface parking areas located on the Land for any parking by Tenant or its employees, such surface parking areas being reserved by Landlord for use by Landlord and visitors of the Building only. Tenant shall not use the Parking Facility for the servicing or extended storage of vehicles. Tenant shall not assign, sublet or transfer any permits hereunder, except in connection with any assignment or sublease permitted herein where parking is provided for in the approved sublease or assignment instrument.

(d)    Landlord reserves the right to institute either a Parking Facility operator system, a valet parking system or a self-parking system, or to otherwise change the parking system. Tenant and its employees shall observe safety precautions in the use of the Parking Facility or any other parking area and shall abide by reasonable rules and regulations governing the use of the Parking Facility. If Landlord, in its sole and absolute discretion, grants to any other tenant of the Building or occupant of the Project the exclusive right to use particular parking spaces, neither Tenant nor its employees or visitors shall use such spaces. Landlord reserves the right to close the Parking Facility or any other parking area during periods of unusually inclement weather or for alterations, improvements or repairs. Landlord does not assume any responsibility, and shall not be held liable, for any damage or loss to may automobile or personal property in or about the Parking Facility or any other parking area, or for any injury sustained by any person in or about the Parking Facility or any other parking area. Landlord shall not be liable to Tenant and this Lease shall not be affected if parking rights hereunder are impaired by any law imposed after the Commencement Date. Landlord reserves the right to determine whether the Parking Facility is becoming crowded and to allocate and assign parking spaces among Tenant and the other tenants provided that the Parking Allotment will not be reduced thereby.

(e)    Transient parking in the Parking Facility for visitors to the Project, including to Tenant, shall be available at posted rotes which will be subject to change from time to time. Landlord shall cause the Parking Facility operator to provide, or shall, at uniformly applied rates, otherwise provide, a system of parking validation whereby parking charges for Tenant’s visitors shall be charged to Tenant. Charges due under this subsection shall be invoiced monthly, shall be in addition to all Parking Charges and shall be payable as Additional Rent with the next installment of Base Rent due after the invoice date that is at least fifteen (15) days after such billing. Tenant may elect, but not more often than annually, by written notice to Landlord, whether to utilize the parking validation system for the Parking Facility.

4.    Term and Possession.

(a)    Term.  The Lease Term shall commence as of the date (the “Commencement Date”) that is the later to occur of (i) the date that Substantial Completion (as defined in Exhibit B hereto) of the Tenant Improvements (as defined in subsection (b) below) occurs, or (ii) October 1, 2010.

(b)    Tenant Improvements.  The obligations of Landlord and Tenant with respect to the initial leasehold improvements to the Premises (collectively, the “Tenant Improvements”) are set forth in Exhibit B attached hereto. Taking of possession of the Premises by Tenant shall be conclusive evidence that Landlord’s construction obligations for the Premises have been completed in accordance with plans approved by Landlord and Tenant, that the Premises, to the extent of Landlord’s construction obligations, are in good and satisfactory condition, and that the Project is in good and satisfactory condition and is accepted by Tenant.

(c)    Letter of Understanding.  Promptly following Substantial Completion of the Tenant Improvements, Tenant shall execute Landlord’s Letter of Understanding in substantially the form attached hereto as Exhibit C acknowledging, among other things, that Tenant has accepted the Premises.

(d)    Surrender of the Premises.  Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, immediately (i) surrender the Premises to Landlord in broom clean condition and in good order, condition and repair, (ii) remove from the Premises or where located (A) Tenant’s Property (as defined in Section 14 below), (B) all data and communications equipment, wiring and cabling (including above ceiling, below raised floors and behind walls), and (C) any alterations required to be removed pursuant to Section 11 below, and (iii) repair any damage caused by any such removal and restore the Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within ten (10) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property at Tenant’s cost without incurring any liability to Tenant. This subsection (d) shall survive the expiration or any earlier termination of this Lease.

(e)    Holding Over.  If Tenant retains possession of the Premises after the expiration or earlier termination of this Lease, Tenant shall (a) for the first month of such holdover period, be a month-to-month tenant at one hundred twenty-five percent (125%) of the Monthly Rental Installments for the Premises in effect upon the date of such expiration or earlier termination, and (b) thereafter, be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments for the Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease, nor shall such acceptance create a month-to-month tenancy. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This subsection (e) shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

5.    Base Rent.

(a)    Base Rent shall be due and payable on the first day of each month, commencing on the Commencement Date and continuing thereafter throughout the Lease Term and any extensions or renewals thereof, and Tenant hereby agrees to pay such Base Rent to Landlord at Landlord’s address provided herein monthly in advance.

(b)    Tenant has deposited with Landlord the first month’s Base Rent due under the Lease. Such amount shall be applied by Landlord to the first monthly installment(s) of Base Rent due. If Tenant fails to comply with its covenants, warranties or agreements hereunder, said sum shall be retained by Landlord. Landlord shall not be required to keep such deposit separate from its general accounts.

6.    Annual Rental Adjustment Definitions.

(a)    “Annual Rental Adjustment” shall mean the amount of Tenant’s Proportionate Share of Operating Expenses for a particular calendar year.

(b)    “Operating Expenses” shall mean the amount of all of Landlord’s costs and expenses paid or incurred in operating, repairing, replacing and maintaining the Office Component and the Common Areas in good condition and repair for a particular calendar year (including all additional costs and expenses that Landlord reasonably determines that it would have paid or incurred during such year if the Office Component had been fully occupied; furthermore, if the Office Component’s occupancy is deemed substantially full in any calendar year, all costs and expenses paid or incurred during that year will be recoverable from the tenants of the Office Component), including by way of illustration and not limitation, the following: all Real Estate Taxes (as hereinafter defined); insurance premiums and commercially reasonable deductibles; water, sewer, electrical and other utility charges other than the separately billed electrical and other charges paid by Tenant as provided in this Lease (or other tenants in the Office Component); the cost of operating the management office for the Building; service and other charges incurred in the repair, replacement, operation and maintenance of the Office Component and Common Areas and equipment therein, including but not limited to security service, garage operators, window cleaning, elevator maintenance, HVAC maintenance, janitorial service, waste disposal and recycling service, telecommunications services, interior and/or exterior landscaping maintenance and customary interior and/or exterior landscaping replacement; costs associated with providing fitness facilities, if any; tools and supplies; repair costs; license, permit and inspection fees; management fees (which shall not exceed 5% of the gross rental receipts for the Building); supplies, costs, wages and related employee benefits payable for the management, maintenance and operation of the Office Component; maintenance, repair and replacement of the driveways, parking and sidewalk areas (including snow and ice removal), landscaped areas, and lighting; maintenance and repair costs, dues, fees and assessments incurred under the Declaration or any cross-easement agreement that encumbers the Land, or any other like instrument that encumbers any or all of the improvements on the Land (with charges to be passed on as Operating Expenses through the Declaration possibly being in lieu of or in substitution for other charges which may be passed on as Operating Expenses hereunder); and any reasonable costs incurred for the purpose of sustaining, maintaining or facilitating a LEED (“Leadership in Energy and Environmental Design”) certification or any other like designation or rating related to or associated with the conservation of water, energy or any other natural resource, the use of sustainable or renewable energy sources or products, or the energy efficiency of the Building or any portion thereof. The cost of any Operating Expenses that are capital in nature shall be amortized over the useful life of the improvement (as reasonably determined by Landlord), and only the amortized portion shall be included in Operating Expenses. Notwithstanding the foregoing, the following items shall be excluded in computing Tenant’s share of Operating Expenses:

(i)    Costs attributable to seeking and obtaining new tenants as well as retaining existing tenants, such as, but not limited to, advertising, brokerage commissions, architectural and attorney’s fees;

(ii)    Costs attributable to enforcing leases against tenants in the Project, such as attorney’s fees, court costs, and similar expenses;

(iii)    Any compensation paid to clerks, attendants or other persons in commercial, for-profit concessions operated by Landlord;

(iv)    Costs incurred by Landlord to the extent reimbursed by other tenants of the Building (exclusive of costs reimbursed to Landlord pursuant to operating expense provisions in such tenants’ leases);

(v)    Costs of repair or replacement, in excess of commercially reasonable deductibles, incurred by fire, other casualty that is covered or should have been covered by insurance had Landlord complied with the insurance requirement imposed upon it under the terms of this Lease, or exercise of the right of eminent domain to the extent Landlord receives insurance or condemnation proceeds (or Landlord would have received insurance proceeds had Landlord carried the insurance required hereunder);

(vi)    Any fines or penalties incurred due to violations by Landlord of any governmental rule or authority;

(vii)    Costs attributable to repairing items that are reimbursed by warranties;

(viii)    Any reserves for future expenditures that would be incurred subsequent to the then-current accounting year;

(ix)    Any interest or payments on any financing for the Project, interest and penalties incurred as a result of Landlord’s late payment of any bill and any bad debt loss, rent loss or reserves for bad debt or rent loss;

(x)    Costs and expenses attributable to the correction of any construction defects in the initial construction of the Building during the first year of the Lease Term; and

(xi)    Costs for purchasing sculptures, paintings, wall hangings or other objects of art; provided that any costs of cleaning, maintenance, restoration or replacement of such artworks up to a maximum of $500 per calendar year may be included in Operating Expenses.

(c)    Allocation of Operating Expenses.  Some Operating Expenses shall relate only to the Office Component, and will be allocated based on the square footage of the Office Component, and some Operating Expenses will relate to the Land and all of the buildings on the Land, and will be allocated accordingly. Notwithstanding any other provision of this Lease, the portion of the expenses, costs and disbursements relating to Common Areas that do not exclusively serve the Office Component that shall be included in calculating Operating Expenses shall be a prorated amount thereof, which shall be determined by multiplying the amount of such expenses, costs and disbursements by a fraction, the numerator of which shall be the square feet of the Office Component and the denominator of which shall be the square feet of the structure which includes the Office Component. Landlord shall have the right to change the manner in which such expenses, costs and disbursements relating to such Common Areas are allocated. If Landlord changes the manner that expenses, costs and disbursements relating to Common Areas are allocated, Landlord and Tenant shall enter into an amendment to this Lease giving effect to such change. No change in the manner in which the expenses, costs and disbursements relating to such Common Areas are allocated shall result in a material increase in Tenant’s Proportionate Share of Operating Expenses. The development on the Land includes, in addition to the Office Component, the Retail Component and certain residential spaces (collectively, the “Non-Office Components”). Operating Expenses allocable to the Non-Office Components shall be segregated on a commercially reasonable basis and excluded from the Operating Expenses calculated under this Section to the extent that Operating Expenses are incurred for the sole benefit of, or directly for, the Non-Office Component. For example, and by way of illustration but not limitation, the costs of janitorial services for the Non-Office Component and dumpsters for the Non- Office Component, may be allocated solely to the Non-Office Component, and not to the Office Component, and the costs of janitorial services for the Office Component shall be allocated to the Office Component, and not the Non-Office Component, but the cost of care and maintenance of Land roads and landscaping shall be allocated between the Office Component and the Non-Office Component, based on the square footage of each. Landlord shall also make comparable adjustment to Operating Expenses for services provided to the retail components of and within the first floor lobby, to the extent services provided to office tenants and such retail tenants are different.

(d)    Taxes.  “Real Estate Taxes” shall mean any form of real estate tax or assessment or service payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than inheritance, transfer, personal income or estate taxes) imposed upon the Office Component or Common Areas, or against Landlord’s business of leasing the Building, by any authority having the power to so charge or tax, together with reasonable, actually incurred costs and expenses of contesting the validity or amount of the Real Estate Taxes. If any Real Estate Taxes apply to the Office Component and other portions of the Project, Landlord shall make a reasonable, uniformly applied, determination of the portion of Real Estate Taxes allocable solely to the Office Component. Tenant shall pay promptly when due all taxes directly or indirectly imposed or assessed upon Tenant’s gross sales, business operations, machinery, equipment, trade fixtures and other personal property or assets, whether such taxes are assessed against Tenant, Landlord, the Building or the Project. If such taxes are imposed or assessed against Landlord, the Building or the Project, Landlord shall furnish Tenant with all applicable tax bills, public charges and other assessments or impositions and Tenant shall forthwith pay the same either directly to the taxing authority or, at Landlord’s option, to Landlord. Tenant shall have the right to pay all Real Estate Taxes in the maximum number of installments permitted by the applicable taxing authority.

(e)    “Tenant’s Proportionate Share of Operating Expenses” shall mean an amount equal to the product of Tenant’s Proportionate Share times the Operating Expenses.

7.    Payment of Additional Rent.

(a)    Any amount required to be paid by Tenant hereunder (in addition to Base Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the Base Rent reserved hereunder, except as set forth herein to the contrary. Any failure on the part of Tenant to pay such Additional

Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.

(b)    In addition to the Base Rent specified in this Lease, commencing as of the Commencement Date, Tenant shall pay to Landlord as Additional Rent for the Premises, in each calendar year or partial calendar year during the Lease Term, an amount equal to the Annual Rental Adjustment for such calendar year. Landlord shall estimate the Annual Rental Adjustment annually, and written notice thereof shall be given to Tenant prior to the beginning of each calendar year; provided, that if such notice is not given prior to the beginning of any calendar year, Tenant shall continue to pay during the next ensuing calendar year on the basis of the amount of Annual Rent Adjustment payable during the calendar year just ended until the month after such statement is delivered to Tenant. Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Annual Rental Adjustment. If Operating Expenses increase during a calendar year, Landlord may increase the estimated Annual Rental Adjustment during such year by giving Tenant written notice to that effect, and thereafter Tenant shall pay to Landlord, in each of the remaining months of such year, an amount equal to the amount of such increase in the estimated Annual Rental Adjustment divided by the number of months remaining in such year. Within a reasonable time after the end of each calendar year, Landlord shall prepare and deliver to Tenant a statement showing the actual Annual Rental Adjustment. Within thirty (30) days after receipt of the aforementioned statement, Tenant shall pay to Landlord, or Landlord shall credit against the next rent payment or payments due from Tenant, as the case may be, the difference between the actual Annual Rental Adjustment for the preceding calendar year and the estimated amount paid by Tenant during such year. This subsection (b) shall survive the expiration or any earlier termination of this Lease. The Annual Rental Adjustment shall be abated during the first thirty (30) months of the Lease Term and shall be deemed a part of the Rent Abatement defined in Section 1 above.

(c)    If the Commencement Date is other than the first day of a calendar month or if this Lease terminates on other than the last day of a calendar month, then the installments of Base Rent and Annual Rental Adjustment for such months shall be prorated on a daily basis and the installment or installments so prorated shall be paid in advance. Tenant shall pay all Base Rent and Additional Rent (collectively, “Rent”) at the times and in the manner provided in this Lease, without demand, deduction, set-off or counterclaim, except as otherwise expressly set forth herein. No payment by Tenant or acceptance by Landlord of an amount less than the Rent due shall be deemed a waiver of any other Rent due. No partial payment or endorsement on any check or letter accompanying such payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such payment without prejudice to Landlord’s right to collect the balance of any Rent due under the terms of this Lease or any late charge assessed against Tenant hereunder. Payments received by Landlord shall be applied by Landlord, as Landlord determines, regardless of any notation that may be made on a check or letter accompanying such payment.

8.    Late Charges.  Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if Tenant fails to pay any Monthly Rental Installment or Additional Rent (a) within five (5) days following written notice from Landlord on the first occasion in any twelve (12) month period, or (b) within five (5) days after the same is due on any subsequent occasion within said twelve (12) month period, such unpaid amount shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus four percent (4%) per annum.

9.    Use Rules.  The Premises shall be used for the Permitted Use, and no other purposes, in accordance with all applicable laws, ordinances and rules of governmental authorities and the Rules attached hereto as Exhibit D and made a part hereof. Tenant covenants and agrees to abide by the Rules. Landlord shall have the right to publish and enforce such rules and regulations or make changes in the existing Rules as it may deem reasonably necessary in its sole discretion to protect the tenantability, safety and operation of the Premises and the Project; provided, however, no such changes and amendments to the Rules shall be applicable to Tenant if they would materially and adversely affect Tenant’s use of the Premises for the Permitted Use. Landlord agrees that in no event shall Landlord permit the 14th floor of the Building to be used for residential purposes.

10.    Services by Landlord.

(a)    Services.  Landlord shall provide the Building Standard Services described on Exhibit E attached hereto. Any services requested or required to be supplied to Tenant in excess of the Building Standard Services shall be at Tenant’s sole cost and expense and shall be paid for by Tenant promptly upon invoice therefor, which invoice may also include Landlord’s reasonable administrative costs. Except as may be expressly provided elsewhere in this Lease, nothing herein shall be deemed to require Landlord to provide to Tenant any services in excess of the Building Standard Services.

(b)    Additional Services.  If any lights, density of staff, machines or equipment used by Tenant in the Premises materially affect the temperature otherwise maintained by the Building’s air-conditioning system or generate substantially more heat in the Premises than that which would normally be generated by other tenants in the Building or by tenants in comparable office buildings, then Landlord, after notifying Tenant and allowing Tenant a reasonable opportunity to cure, shall have the right to install any machinery or equipment that Landlord considers reasonably necessary in order to restore the temperature balance between the Premises and the rest of the Building, including, without limitation, equipment that modifies the Building’s air-conditioning system. All costs expended by Landlord to install any such machinery and equipment and any additional costs of operation and maintenance in connection therewith shall be borne by Tenant, who shall reimburse Landlord for the same as provided in this Section 10.

(c)    Interruption of Services.  Tenant acknowledges and agrees that any one or more of the utilities or other services identified in subsection (a) or (b) above or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder. Notwithstanding the foregoing, in the event that (i) an interruption of utility service to the Premises is due to Landlord’s negligence or intentional wrongful acts, (ii) the restoration of such utility service is entirely within Landlord’s control, and (iii) such interruption renders all or a portion of the Premises untenantable (meaning that Tenant is unable to use, and does not use, such space in the normal course of its business for the Permitted Use) for more than three (3) consecutive days, then Base Rent shall abate proportionately with respect to the portion of the Premises rendered untenantable on a per diem basis for each day after such three (3) day period during which such portion of the Premises remains untenantable. Such abatement shall be Tenant’s sole remedy for Landlord’s failure to restore service as set forth above, and Tenant shall not be entitled to damages (consequential or otherwise) as a result thereof. If Landlord must temporarily interrupt any utilities or services in order to perform required maintenance or repairs, Landlord shall use commercially reasonable efforts to schedule such interruption so as to minimize any interference with Tenant’s use of the Premises for the Permitted Use.

11.    Alterations.  Except for any initial improvement of the Premises pursuant to Exhibit B, Tenant shall not make or permit to be made any alterations, additions or improvements to or of the Premises, or attach fixtures or equipment thereto, without obtaining Landlord’s consent; provided, however, that Tenant shall have the right to make alterations to the Premises without obtaining Landlord’s prior written consent provided that (a) such alterations do not exceed Sixty Thousand Dollars ($60,000.00) in cost in any one instance and Seven Hundred Fifty Thousand Dollars ($750,000.00) in cost in the aggregate during the Lease Term; (b) such alterations are non-structural and non-mechanical in nature; (c) such alterations do not require a permit; (d) Tenant provides Landlord with prior written notice of its intention to make such alterations stating in reasonable detail the nature, extent and estimated cost of such alterations together with the plans and specifications for the same, if any, and (e) at Landlord’s option, Tenant must remove such alterations and restore the Premises upon termination of this Lease. Either Duke Construction Limited Partnership or a contractor approved by Landlord, at Tenant’s option, shall perform all work on any alterations, additions or improvements to the Premises; provided, however, that if Landlord’s consent to such alterations, additions or improvements is required, then any and all such alterations, additions or improvements shall be made under Landlord’s supervision for Tenant’s account and Tenant shall pay Landlord a fee of 3% of the total costs in connection therewith, within twenty (20) days after receipt of a statement. Landlord acknowledges and agrees, however, that no such fee shall be charged if such alterations, additions or improvements are constructed by an affiliate of Landlord. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within thirty (30)

days after notice of filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. All alterations, additions and improvements shall become Landlord’s property at the expiration or earlier termination of the Lease Term and shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting alterations, additions and improvements contained herein, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

12.    Maintenance and Repairs.

(a)    Landlord shall make all necessary repairs and replacements to the roof, exterior walls, exterior doors, windows, corridors and other Common Areas, and Landlord shall keep the Building in a clean and neat condition consistent with comparable office buildings such as those commonly referred to as Terminus 100, Two Alliance, Phipps Tower and 3344 Peachtree, and use reasonable efforts to keep all equipment used in common with other tenants in good condition and repair. The cost of such repairs, replacements and maintenance shall be included in Operating Expenses to the extent provided in Section 6 above; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents or contractors, Landlord shall make such repairs at Tenant’s sole expense.

(b)    Landlord shall keep and maintain the Premises in good condition and repair. The cost of such repairs and maintenance to the Premises shall be included in Operating Expenses; provided however, to the extent any repairs or maintenance are required in the Premises because of the negligence, misuse or default of Tenant, its employees, agents or contractors, or are made at the specific request of Tenant, Landlord shall make such repairs or perform such maintenance at Tenant’s sole expense. Notwithstanding the above, Tenant shall be solely responsible for any repair or replacement with respect to Tenant’s Property located in the Premises, the Building or the Common Areas. Nothing in this Section 12 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet in the Premises.

(c)    Notwithstanding anything to the contrary contained herein, Tenant shall be responsible for all non-base building costs related to critical cooling/additional cooling of the Premises and non-base building fire suppression systems for the Premises. Tenant shall have the right to use, operate and maintain, a supplemental air conditioning system (“Supplemental HVAC”) at a precise location reasonably satisfactory to Landlord. Tenant shall have the right to operate the Supplemental HVAC twenty-four (24) hours a day, seven (7) days a week. Tenant shall be solely responsible, at its cost and expense, for the maintenance, repair and replacement (if necessary) of the Supplemental HVAC. Tenant shall operate and maintain the Supplemental HVAC in accordance with all applicable federal, state and local laws and regulations. Tenant shall also be responsible for the cost of the electricity and the water, if applicable, to operate the Supplemental HVAC. Upon expiration or earlier termination of the Lease, Tenant shall remove the

Supplemental HVAC and repair any and all damage to the Premises and/or the Building caused by such removal.

13.    Landlord’s Right of Entry.  Landlord shall retain duplicate keys to all doors of the Premises and Landlord and its agents, employees and independent contractors shall have the right to enter the Premises at reasonable hours to inspect, test and examine the same (including, without limitation, air quality audits), to make repairs, additions, alterations, and improvements, to Exhibit the Premises to mortgagees, prospective mortgagees, purchasers or tenants, and to inspect the Premises to ascertain that Tenant is complying with all of its covenants and obligations hereunder, all without being-liable to Tenant in any manner whatsoever for any damages arising therefrom, except to the extent of Landlord’s negligence not otherwise waived herein; provided, however, that Landlord shall, except in case of emergency, afford Tenant at least twenty-four (24) hours prior verbal or written notification of an entry into the Premises. Landlord shall be allowed to take into and through the Premises any and all materials that may be required to make such repairs, additions, alterations or improvements. When work is being carried on in the Premises, Rent provided herein shall not abate, and Tenant waives any claim or cause of action against Landlord for damages by reason of interruption of Tenant’s business or loss of profits therefrom. In connection with any such entry into the Premises, Landlord shall use commercially reasonable efforts to minimize any interference with Tenant’s use of the Premises for the Permitted Use.

14.    Indemnity.

(a)    Release.  All of Tenant’s trade fixtures, merchandise, inventory, special fire protection equipment, telecommunication and computer equipment, supplemental air conditioning equipment, kitchen equipment and all other personal property in or about the Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord (and its affiliates, property managers and mortgagees) from (i) any and all liability for theft or damage to Tenant’s Property, and (ii) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Premises, the Building or the Common Areas, except to the extent of personal injury caused directly by the negligence or willful misconduct (or omissions) of Landlord, its agents, employees or contractors. Nothing contained in this Section 14(a) shall limit (or be deemed to limit) the waivers contained in Section 17 below. In the event of any conflict between the provisions of Section 17 below and this Section 14(a), the provisions of Section 17 shall prevail. This subsection (a) shall survive the expiration or earlier termination of this Lease.

(b)    Indemnification by Tenant.  Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels actually incurred, without regard to statutory interpretation) to the extent (i) arising out of or relating to any act, omission, negligence, or willful misconduct of Tenant or Tenant’s agents, employees or contractors in or about the Premises, the Building or the Common Areas, (ii) arising out of or relating to any of Tenant’s Property, or (iii) arising out of any other act or occurrence within the Premises, in all such cases except to the extent of personal injury caused directly by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 14(b) shall limit (or be deemed to limit) the waivers contained in Section 17 below. In the event of any conflict between the provisions of Section 17 below and this Section 14(b), the provisions of Section 17 shall prevail. This subsection (b) shall survive the expiration or earlier termination of this Lease.

(c)    Indemnification by Landlord.  Landlord shall protect, defend, indemnify and hold Tenant, its agents, employees and contractors of all tiers harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels actually incurred without regard to statutory interpretation) to the extent arising out of or relating to any act, omission, negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors. Nothing contained in this Section 14(c) shall limit (or be deemed to limit) the waivers contained in Section 17 below. In the event of any conflict between the provisions of Section 17 below and this Section 14(c), the provisions of Section 17 shall prevail. This subsection (c) shall survive the expiration or earlier termination of this Lease.

15.    Tenant’s Insurance.

(a)    During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i)    Liability Insurance.  Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering Tenant’s use of the Premises against claims for bodily injury or death or property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii)    Property Insurance.  Special Form Insurance in the amount of the full replacement cost of Tenant’s Property (including, without limitation, alterations or additions performed by Tenant pursuant hereto, but excluding those improvements, if any, made pursuant to Exhibit B), which insurance shall waive coinsurance limitations. Such insurance coverage may be maintained by means of a blanket policy of insurance, provided such policy meets all requirements hereunder.

(iii)    Worker’s Compensation Insurance.  Worker’s Compensation insurance in amounts required by applicable law; provided, if there is no statutory requirement for Tenant, Tenant shall still obtain Worker’s Compensation insurance coverage.

(iv)    Business Interruption Insurance.  Business Interruption Insurance with limits not less than an amount equal to six (6) months Rent hereunder. Notwithstanding the foregoing, Tenant may elect not to carry Business Interruption Insurance; provided, however, that in such event Tenant shall release Landlord from any and all liability arising during the Lease Term that would have been covered by such Business Interruption Insurance had Tenant elected to carry such coverage.

(v)    Automobile Insurance.  Comprehensive Automobile Liability Insurance insuring bodily injury and property damage arising from all owned, non-owned and hired vehicles, if any, with minimum limits of liability of $1,000,000 combined single limit, per accident.

(b)    All insurance required to be carried by Tenant hereunder shall (i) be issued by one or more insurance companies licensed to do business in the State in which the Premises is located and having an AM Best’s rating of A VIII or better, and (ii) provide that said insurance shall not be materially changed, canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant shall name Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord as additional insureds under its commercial general liability, excess and umbrella policies (but only to the extent of the limits required hereunder). On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages, and that with the exception of workers compensation insurance, such insurance is primary and noncontributory. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may, upon ten (10) days notice, obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right following the initial Lease Term to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

16.    Landlord’s Insurance.  During the Lease Term, Landlord shall maintain or cause to be maintained the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(i)    Liability Insurance.  Commercial General Liability Insurance, ISO Form CG 00 01, or its equivalent, covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall be primary and non-contributory and shall provide coverage on an occurrence basis with a per occurrence limit of not less than $6,000,000 for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b)    Property Insurance.  Special Form Insurance in the amount of the full replacement cost of the Building, including, without limitation, any improvements, if any, made pursuant to Exhibit B, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 15 above.

17.    Waiver of Subrogation.  Notwithstanding anything contained in this Lease to the contrary, Landlord (and its affiliates, property managers and mortgagees) and Tenant (and its affiliates) hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 15(a)(ii), 15(a)(iii), and 16(b) above. The special form property insurance policies and worker’s compensation insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

18.    Assignment and Subletting.

(a)    Tenant shall not assign this Lease or sublet the Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b)    By way of example and not limitation, Landlord shall be deemed to have reasonably withheld consent to a proposed assignment or sublease if in Landlord’s reasonable opinion (i) the Premises are or may be in any material way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder; (iv) such proposed assignment, subletting or use would contravene any restrictive covenant granted to any other tenant of the Building, or (v) the prospective assignee or subtenant is a current tenant at the Park or is a bona-fide third-party prospective tenant and Landlord has received a proposal from or submitted a proposal to such tenant or prospective tenant within ninety (90) days of the date of Tenant’s request to assign or sublease.

(c)    As a condition to considering any request for consent to an assignment or sublease, Tenant shall submit a request (“Request to Assign”) to Landlord at least fifteen (15) business days in advance of the date Tenant desires to make such an assignment or sublease. Tenant’s Request to Assign shall specify the terms of said proposed sublease or assignment. Landlord may require Tenant to submit current financial statements of any proposed subtenant or assignee (including, without limitation, current financial statements of any prospective guarantor). Landlord shall then have a period of fifteen (15) business days following receipt of Tenant’s Request to Assign within which to notify Tenant in writing whether Landlord elects to: (i) cancel and terminate this Lease as to the space so affected as of the proposed effective date so specified by Tenant in its notice, in which event the Base Rent and other charges payable hereunder shall thereafter be proportionally reduced, and each party shall be released from all further obligations and liability hereunder with respect to the space so affected, except those which expressly survive the termination of this Lease; (ii) permit Tenant to assign this Lease or sublet such space for the duration specified by Tenant in its notice; or (iii) reject the proposed assignment or sublease. If Landlord fails to notify Tenant in writing of its election within the fifteen (15) business day period, Landlord shall be deemed to have elected option (iii) above. In the event Landlord elects to terminate this Lease pursuant to option (i) above, Tenant shall have the right to withdraw its assignment or sublet request within ten (10) days after receipt of Landlord’s termination notice, whereupon Landlord’s termination shall be ineffective and this Lease shall continue in full force and effect. If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord during the period of any Rent Abatement, one hundred percent (100%) of the rental paid to Tenant under such assignment or sublease, and following the period of any Rent Abatement, fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Premises as consideration for Landlord’s consent.

(d)    Notwithstanding anything to the contrary contained in subsection (a) above, Tenant shall have the right, without Landlord’s consent, but upon ten (10) days prior notice to Landlord, to (i) sublet all or part of the Premises to may related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (ii) assign all or any part of this Lease to (A) any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or (B) to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets, property or stock; or (iii) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer pursuant to clause (ii)(B), the tangible net worth after any such transaction is at least $10,000,000.00 and provided further that such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). For the purpose of this Section 18, (x) “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity, and (y) “tangible net worth” shall mean the excess of the value of tangible assets (i.e. assets excluding those which are intangible such as goodwill, patents and trademarks) over liabilities. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files for bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this subsection (d) shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to subsection (a) above. Notwithstanding anything to the contrary set forth herein, in the event Tenant sublets or assigns the Premises pursuant to this subsection (d), following the period of any Rent Abatement, Tenant shall have the right to retain all profits therefrom, if any. Notwithstanding anything to the contrary set forth above, the transfer of stock between existing shareholders and/or family members of existing shareholders shall not require Landlord’s consent.

19.    Subordination and Attornment.

(a)    This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to any ground or underlying lease that may now or hereafter be in effect regarding the Building or the Land, to any mortgage now or hereafter encumbering the Premises, the Building and/or the Land, to all advances made or hereafter to be made upon the security of such mortgage, to all amendments, modifications, renewals, consolidations, extensions, and restatements of such ground or underlying lease or mortgage, and to any replacements and substitutions for such ground or underlying lease or mortgage provided that the holder of said mortgage agrees not to disturb Tenant’s possession of the Premises so long as Tenant is not in default hereunder, as evidenced by a subordination, nondisturbance agreement signed by said holder. Simultaneously with its execution of this Lease, Tenant shall execute a subordination, non-disturbance, and attornment agreement, in substantially the form attached hereto as Exhibit F. Tenant acknowledges that the Building is currently encumbered by a mortgage, and Landlord and Tenant agree that an SNDA is a requirement of both parties and the Lease shall not be effective unless and until such SNDA is executed and delivered by Landlord, Tenant and the mortgagee named therein.

(b)    If any mortgagee or any lessor under a ground or underlying lease elects to have this Lease superior to its mortgage or lease and signifies its election in the instrument creating its lien or lease or by separate recorded instrument, then this Lease shall be superior to such mortgage or lease, as the case may be. The term “mortgage”, as used in this Lease, includes any deed to secure debt, deed of trust or security deed and any other instrument creating a lien or security title in connection with any other method of financing or refinancing. The term “mortgagee”, as used in this Lease, refers to the holder(s) of the indebtedness secured by a mortgage.

(c)    If proceedings are brought for the foreclosure of, or in the power of sale under, any mortgage covering the Premises, the Building and/or the Land, or if the interests of Landlord under this Lease shall be transferred by reason of deed in lieu of foreclosure or other legal proceedings, or in a termination of any lease under which Landlord may hold title, Tenant shall, at the option of the transferee or purchaser at foreclosure or under power of sale, or the lessor of the Landlord upon such lease termination, and provided Tenant has received non-disturbance, as the case may be (sometimes hereinafter called “such person”), attorn to such person and shall recognize and be bound and obligated hereunder to such person as the Landlord under this Lease; provided, however, that no such person shall be (i)bound by payment of Rent for more than one (1) month in advance, except prepayments in the nature of security for performance by Tenant of obligations under this Lease (and then only if such prepayments have been deposited with and are under the control of such person); (ii) bound by any material amendment or modification of this Lease made without the express written consent of the mortgagee or lessor of the Landlord, as the case may be; (iii) obligated to cure any defaults under this Lease of any prior landlord (including Landlord); (iv) liable for any act or omission of any prior landlord (including Landlord); (v) subject to any offsets or defenses that Tenant might have against any prior landlord (including Landlord); or (vi) bound by any warranty or representation of any prior landlord (including Landlord) relating to work performed by any prior landlord (including Landlord) under this Lease. Tenant agrees to execute any attornment agreement not in conflict herewith requested by Landlord, the mortgagee or such person. Tenant’s obligation to attorn to such person shall survive the exercise of any such power of sale, foreclosure or other proceeding. Tenant agrees that the institution of any suit, action or other proceeding by any mortgagee to realize on Landlord’s interest in the Premises or the Building pursuant to the powers granted to a mortgagee under its mortgage, shall not, by operation of law or otherwise, result in the cancellation or termination of the obligations of the Tenant hereunder. Notwithstanding that this Lease is expressly subject and subordinate to any mortgages, any mortgagee, its successors and assigns, or other holder of a mortgage, may sell the Premises or Building, in the manner provided in the mortgage and may, at the option of such mortgagee, or other holder of the mortgage or note secured thereby, make such sale of the Premises or Building subject to this Lease.

20.    Estoppel Certificate.

(a)    Within ten (10) business days after request by Landlord, Tenant agrees to execute and deliver to Landlord an estoppel certificate, in such form as Landlord may reasonably request, addressed to Landlord, any mortgagee or assignee of Landlord’s interest in, or purchaser of, the Premises or the Building, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); certifying that there are no defenses or offsets against the enforcement thereof or stating those claimed by Tenant; stating the date to which Rent and other charges have been paid; and certifying that there are no events of default or events or conditions which, with the giving of notice or passage of time, would be an event of default under this Lease. Such certificate shall also include such other information as may reasonably be required by such mortgagee, proposed mortgagee, assignee, purchaser or Landlord. Any such certificate may be relied upon by Landlord, any mortgagee, proposed mortgagee, assignee, purchaser and any other party to whom such certificate is addressed.

(b)    Within ten (10) business days after request by Tenant, Landlord agrees to execute and deliver to Tenant an estoppel certificate, in such form as Tenant may reasonably request, addressed to Tenant, any assignee of Tenant’s interest in, or purchaser of, Tenant’s business, certifying (if such be the case) that this Lease is unmodified and is in full force and effect (and if there have been modifications, that the same is in full force and effect as modified and stating said modifications); and certifying (to Landlord’s actual knowledge) that there are no events of default by Tenant under this Lease. Such certificate shall also include such other information as may reasonably be required by such proposed assignee or purchaser. Any such certificate may be relied upon by Tenant, any proposed assignee or purchaser and any other party to whom such certificate is addressed.

21.    Default.

(a)    Tenant Default.  The occurrence of any of the following shall be a default by Tenant (herein, a “Default”):

(i)    Tenant shall fail to pay any installment of Rent or any other charge against Tenant pursuant to the terms hereof (A) within five (5) days following written notice from Landlord on the first occasion in any twelve (12) month period, or (B) within five (5) days after the due date thereof on any subsequent occasion within said twelve (12) month period.

(ii)    Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(iii)    Tenant shall vacate or abandon the Premises, or fail to occupy the Premises or any substantial portion thereof for a period of thirty (30) days. Notwithstanding the foregoing, Tenant may vacate the Premises during the term of this Lease provided (A) Tenant is not otherwise in default hereunder; (B) Tenant adequately secures the Premises to prevent damage, destruction or vandalism to the Premises; (C) Tenant continues such utilities to the Premises as will prevent any damage to the Premises; (D) Tenant continues to provide insurance for the Premises and Tenant pays any increased premium resulting from a lack of a tenant in the Premises.

(iv)    Tenant shall assign or sublet all or a portion of the Premises in contravention of the provisions of Section 18 of this Lease.

(v)    Tenant shall make a general assignment for the benefit of creditors, or shall admit its inability to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt, or shall file a petition in any proceeding seeking any reorganization, composition, liquidation, dissolution or similar relief under any statute, law or regulation, or shall file an answer admitting or fail timely to contest the allegations of a petition filed against it in any such proceeding, or a proceeding is commenced against Tenant seeking any reorganization, composition, liquidation, dissolution or similar; relief under any statute, law or regulation, and such proceeding is not dismissed within ninety (90) days after commencement.

(vi)    If Tenant is a corporation, Tenant’s corporate charter is dissolved or otherwise terminated.

(vii)    A receiver or trustee shall be appointed for the Premises or for all or substantially all of the assets of Tenant or of any guarantor of this Lease.

(b)    Remedies.  Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(i)    Landlord may re-enter the Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Rent for any reasonable costs and expenses that Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage that Tenant may sustain by reason of Landlord’s action, except to the extent of Landlord’s negligence or willful misconduct not otherwise waived by Tenant under this Lease.

(ii)    Landlord may terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate. Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice. Furthermore, Tenant shall be liable to Landlord for the unamortized balance of any leasehold improvement allowance and brokerage fees paid in connection with the Lease.

(iii)    Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Premises. In such event, Tenant shall immediately surrender the Premises to Landlord, and Landlord may re-enter the Premises and dispossess Tenant and any other occupants of the Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, Landlord may re-let all or any part thereof as the agent of Tenant for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to

Landlord an amount equal to (A) the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Premises, for the period which would otherwise have constituted the balance of the Lease Term had this Lease not been terminated (said period being referred to herein as the “Remaining Term”), (B) the costs of recovering possession of the Premises and all other expenses, loss or damage incurred by Landlord by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”). Neither the filing of any dispossessory proceeding nor an eviction of personalty in the Premises shall be deemed to terminate the Lease.

(iv)    Landlord may terminate this Lease and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is equal to the sum of the following: (A) the value of the excess, if any, discounted at the prime rate of interest (as reported in the Wall Street Journal), of (1) the Rent and all other sums that would have been payable hereunder by Tenant for the Remaining Term, less (2) the aggregate reasonable rental value of the Premises for the Remaining Term, as determined by a real estate broker licensed in the State of Georgia who has at least ten (10) years of experience, (B) all of Landlord’s Default Damages, and (C) all Prior Obligations. Landlord and Tenant acknowledge and agree that the payment of the amount set forth in clause (A) above shall not be deemed a penalty, but shall merely constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (iv) shall survive termination.

(v)    Intentionally omitted.

(vi)   Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

(vii)  In all events, Landlord shall use commercially reasonable efforts to mitigate its losses to the extent required by applicable law.

(c)    Landlord Default.  Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder. In no event, however, shall Landlord be liable for any consequential or punitive damages. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment. In no event shall any partner of Landlord nor any member or joint venturer in Landlord, nor any officer, director or shareholder of Landlord or any such partner, member or joint venturer of Landlord be personally liable with respect to any of the provisions of this Lease.

(d)    Nonwaiver of Defaults.  Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

(e)    Attorneys’ Fees.  If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees actually incurred in connection therewith, without regard to statutory interpretation. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred, without regard to statutory interpretation; provided, however, that upon the first two (2) occurrences of such monetary Default during the Lease Term with respect to which Landlord engages outside counsel and that is subsequently cured by Tenant, Tenant shall not be required to pay Landlord for any expenses incurred by Landlord as a result thereof.

22.    Casualty.  In the event of total or partial destruction of the Building or the Premises or obstruction of access to the Building or Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Exhibit B, if any. Rent shall proportionately abate during the time that the Premises or part thereof are unusable because of any such damage to either the Premises or the Building. In the event of total or partial destruction of the Parking Facility or obstruction of access thereto by fire or other casualty, Landlord agrees promptly to restore and repair the Parking Facility (or to cause the same to occur); provided, however, Rent shall not abate so long as Landlord provides a reasonable alternative for vehicle parking together with transportation to the Building, if reasonably required. Notwithstanding the foregoing, if Landlord determines that the Premises (or the Parking Facility, if no reasonable alternative is provided) are (i) so destroyed that they cannot be repaired or rebuilt within two hundred ten (210) days from the casualty date; or (ii) destroyed by a casualty that is not covered by the insurance required hereunder (which is not required by Landlord) or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Premises (or the Parking Facility, if applicable), then Landlord shall give written notice to Tenant of such determination (the “Casualty Notice”) within sixty (60) days of such casualty. In case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, by giving written notice to the other party within thirty (30) days’ after Landlord’s delivery of the Casualty Notice, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

23.    Eminent Domain.

(a)    If all or part of the Premises are taken by virtue of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part taken on the date of taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by notice to the other within thirty (30) days after such date; provided that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to impede or impair Tenant’s use of the balance of the Premises. If title to so much of the Building is taken that a reasonable amount of reconstruction thereof will not in Landlord’s sole discretion result in the Building being reasonably suitable for use for the purpose for which it is designed, then this Lease shall terminate on the date that the condemning authority actually takes possession of the part so condemned or purchased.

(b)    If this Lease is terminated under the provisions of this Section, Rent shall be apportioned and adjusted as of the date of termination. Tenant shall have no claim against Landlord or against the condemning authority for the value of any leasehold estate or for the value of the unexpired Lease Term provided that the foregoing shall not preclude any claim that Tenant may have against the condemning authority for the unamortized cost of leasehold improvements, to the extent the same were installed at Tenant’s expense (and not with the proceeds of the Allowance), or for loss of business, moving expenses or other consequential damages, in accordance with subsection (d) below.

(c)    If there is a partial taking of the Building and this Lease is not thereupon terminated under the provisions of this Section, then this Lease shall remain in full force and effect, and Landlord shall, within a reasonable time thereafter, repair or reconstruct the remaining portion of the Building to the extent necessary to make the same a complete architectural unit; provided that in complying with its obligations hereunder Landlord shall not be required to expend more than the net proceeds of the condemnation award that are paid to Landlord.

(d)    All compensation awarded or paid to Landlord upon a total or partial taking of the Premises or the Building shall belong to and be the property of Landlord without any participation by Tenant. Nothing herein shall be construed to preclude Tenant from prosecuting any claim directly against the condemning authority for loss of business, for damage to, and cost of removal of, trade fixtures, furniture and other personal property belonging to Tenant, and for the unamortized cost of leasehold improvements to the extent same were installed at Tenant’s expense (and not with the proceeds of the Allowance), provided that no such claim shall diminish Landlord’s award. Tenant shall not have or assert a claim for the value of any unexpired term of this Lease. Tenant hereby assigns to Landlord any and all of its right, title and interest in or to any compensation awarded or paid as a result of any such taking.

(e)    Notwithstanding anything to the contrary contained in this Section, if, during the Lease Term, the use or occupancy of any part of the Building or the Premises shall be taken or appropriated temporarily for any use under any governmental law, ordinance, or regulations, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rent payable hereunder by Tenant during the Lease Term. In any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the Lease Term, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the Lease Term.

24.    Subordination of Landlord’s Lien.  Landlord does hereby agree to subordinate any statutory lien on Tenant’s Property granted to Landlord to the lien of any lender providing financing to Tenant that is secured by Tenant’s trade fixtures, equipment, inventory or other personal property located at the Leased Premises, all pursuant to a landlord lien subordination agreement in form and substance reasonably satisfactory to Landlord.

25.    Signage.  Landlord, at Tenant’s sole cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Premises. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’s sole cost and expense and shall be subject to Landlord’s approval. In addition, upon Tenant’s request and so long as Tenant is not in Default hereunder and Tenant has not assigned the Lease or sublet all or any portion of the Premises (other than to a Permitted Transferee), Landlord, at Tenant’s sole cost and expense, shall provide Tenant with signage on the interior monument sign, as depicted on Exhibit I attached hereto. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Premises or interior signs visible from the exterior of the Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section 25.

26.	Security Deposit.

(a)    Upon execution and delivery of this Lease by Tenant, as security for performance by Tenant during the Lease Term of the terms of this Lease on the part of Tenant to be performed, Tenant shall deposit with Landlord the Security Deposit. Such amount shall be returned to Tenant, without interest, within forty-five (45) days after the expiration of the Lease Term, provided Tenant has fully observed and performed all of the terms, covenants, agreements, warranties and conditions hereof on its part to be observed and performed. Landlord shall have the right, at any time, to apply all or any part of said Security Deposit toward the cure of any default of Tenant, the repair of any damage to the Premises or otherwise caused by Tenant, or the amount of any Rent owing under this Lease. No application of the Security Deposit shall be construed to limit Landlord’s right to recover additional sums from Tenant for damages to the Premises.- If any part of said Security Deposit is applied by Landlord, Tenant shall immediately pay to Landlord an amount sufficient to return said Security Deposit to the balance on deposit with Landlord prior to application. Landlord shall not be required to keep the Security Deposit separate from its general accounts.

(b)    Tenant shall not be entitled to apply the Security Deposit to Rent due hereunder. In an act of bankruptcy by or insolvency of Tenant, or the appointment of a receiver for Tenant or a general assignment for the benefit of Tenant’s creditors, then the Security Deposit shall be deemed immediately assigned to Landlord. The right to retain the Security Deposit shall be in addition and not alternative to Landlord’s other remedies under this Lease or as may be provided by law and shall not be affected by summary proceedings or other proceedings to recover possession of the Premises.

(c)    In a sale or transfer of Landlord’s interest in the Premises or the Building or a lease by Landlord of the Building, Landlord shall transfer the Security Deposit to the purchaser or lessee, as the case may be, and Landlord shall be relieved of liability to Tenant for the return of such Security Deposit. Tenant shall look solely to the new owner or lessee for the return of said Security Deposit. The Security Deposit shall not be mortgaged, assigned or encumbered by Tenant. In a permitted assignment or sublet under this Lease by Tenant, the Security Deposit shall be held by Landlord as a deposit made by the permitted assignee or subtenant and Landlord shall have no further liability with respect to the return of said Security Deposit to Tenant.

27.    Hazardous Substances.

(a)    Tenant shall not cause or permit any “Hazardous Substances” (as herein defined) to be generated, placed, held, stored, used, located or disposed of at the Project, except for Hazardous Substances commonly and legally used or stored as a consequence of using the Premises for general office and administrative purposes, but only so long as the quantities thereof do not pose a threat to public health or to the environment or would necessitate a “response action”, as that term is defined in CERCLA (as hereinafter defined), and so long as Tenant strictly complies with applicable governmental rules and regulations concerning the use, storage, production, transportation and disposal of such Hazardous Substances. Promptly upon Landlord’s request, Tenant shall submit to Landlord correct copies of reports filed by Tenant with any governmental authority regarding the generation, placement, storage, use, treatment or disposal of Hazardous

Substances on Premises. Tenant agrees to cooperate with Landlord and to provide access by Landlord and Landlord’s representatives to any Tenant’s records with respect to the Premises relating to any assessment of the environmental condition of the Premises and the generation, placement, storage, use, treatment or disposal of Hazardous Substances on Premises.

(b)    For purposes of this Section, “Hazardous Substances” shall mean those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect (collectively “Environmental Laws”). Tenant hereby agrees to indemnify Landlord and its agents and hold Landlord and its agents harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including attorneys’ fees, costs of testing and remediation costs, costs of settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a result of, the presence in, or the escape, leakage, spillage, discharge, emission or release from, the Premises of any Hazardous Substances (including, without limitation, any arising under the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), any so-called federal, state or local “Superfund” or “Superlien” laws or any other Environmental Law). The obligations of Tenant under this Section shall survive any expiration or termination of this Lease.

(c)    Landlord warrants and represents that, to the actual knowledge of Kerry Armstrong, Larry Kelly and Mark Rapier, no parts of the Premises or Building including walls, ceilings, structural steel, flooring or pipes are wrapped, insulated or fireproofed with any asbestos, asbestos-containing material or any other known hazardous material “ACHM”.

28.    Time.  Time is of the essence of this Lease and whenever a certain day is stated for payment or performance of any obligation of Tenant or Landlord, the same enters into and becomes a part of the consideration hereof.

29.    Waiver of Breach.  No waiver of any breach of the covenants, warranties, agreements, provisions, or conditions contained in this Lease shall be construed as a waiver of said covenant, warranty, provision, agreement or condition or of any subsequent breach thereof, and if any breach shall occur and afterwards be compromised, settled or adjusted, this Lease shall continue in full force and effect as if no breach had occurred.

30.    No Estate.  This Lease shall create the relationship of landlord and tenant only between Landlord and Tenant and no estate shall pass out of Landlord. Tenant shall have only an usufruct, not subject to levy and sale and not assignable in whole or in part by Tenant except as herein provided.

31.    Notices.  Notices required or permitted to be given hereunder shall be in writing and may be delivered in person to either party or may be sent by courier, recognized national overnight delivery service or by United States Mail, certified, return receipt requested, postage prepaid. Such notice shall be deemed received by the party to whom it was sent (a) by personal delivery, courier delivery or recognized overnight delivery service, on the date of delivery to such party, and (b) by certified mail, the date receipt is acknowledged on the return receipt for such notice, and (c) if delivery is rejected or refused or the courier, overnight delivery service or U.S. Postal Service is unable to deliver same because of changed address of which no notice was given pursuant hereto, the first date of such rejection, refusal or inability to deliver. Notices shall be addressed to Landlord and Tenant at the address given in Section 1, or at such other address as either party gives to the other by notice as herein provided.

32.    Parties.  The term “Landlord”, as used in this Lease, shall include Landlord and its assigns and successors. The term “Tenant” shall include Tenant and its heirs, legal representatives and successors, and shall also include Tenant’s assignees and sublessees, if this Lease shall be validly assigned or the Premises sublet for the balance of the Lease Term or any renewals or extensions thereof. Landlord’s right to transfer or assign Landlord’s interest in and to the Premises, or any part or parts thereof, shall be unrestricted, and that in any such transfer or assignment by Landlord which includes the Premises, Landlord’s obligations to Tenant hereunder shall cease and terminate, and Tenant shall look only and solely to Landlord’s assignee or transferee for performance thereof.

33.    Force Majeure.  Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

34.    Severability; Headings.  If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws, the remainder of this Lease shall not be affected thereby, and in lieu of each clause or provision of this Lease which is illegal, invalid or unenforceable, there shall be added as a part of this Lease a clause or provision as nearly identical to the said clause or provision as may be legal, valid and enforceable. The use of headings herein is solely for the convenience of indexing the paragraphs hereof and shall not be considered in construing or interpreting a provision of this Lease.

35.    Entire Agreement.  This Lease contains the entire agreement of the parties and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force or effect. No failure of Landlord or Tenant to exercise any power given hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of its right to demand exact compliance with the terms hereof. This Lease may not be altered, waived, amended or extended except by an instrument in writing signed by Landlord and Tenant. This Lease is not in recordable form, and Tenant agrees not to record or cause to be recorded this Lease or any short form or memorandum thereof. All Exhibits attached to this Lease shall be incorporated herein by reference.

36.    Broker.  CresaPartners of Georgia, LLC has represented Tenant in this transaction and Pope & Land Enterprises, Inc. has represented Landlord in this transaction (such representing entities, collectively “Brokers”). Brokers are entitled to a leasing commission from Landlord by virtue of this Lease, which leasing commission shall be paid by Landlord to Brokers in accordance with the terms of a separate agreement between Landlord and Brokers. Tenant represents and warrants to Landlord that (except with respect to Brokers) no broker, agent, commission salesperson, or other person has represented Tenant in the negotiations for and procurement of this Lease and of the Premises and that (except with respect to Brokers) no commissions, fees, or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesperson, or other person as a result of any act or agreement of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, liability, damage, claim, judgment, cost or expense suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant’s failure to pay commissions, fees, or compensation due to a broker who represented Tenant, or as a result of any claim for any fee, commission or similar compensation with respect to this Lease made by any broker, agent or finder (other than Brokers) claiming to have dealt with Tenant, whether or not such claim is meritorious. At Landlord’s option, Tenant shall cause any agent or broker representing Tenant to execute a lien waiver (following Brokers’ receipt of all monies due Brokers) to and for the benefit of Landlord, waiving any and all lien rights with respect to the Building and Land which such agent or broker has or might have under Georgia law.

37.    Governing Law.  The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease. Venue in any cause of action will be Fulton County, Georgia.

38.    Consent.  Where the consent of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

39.    Authority.  If Tenant executes the Lease as a corporation, each person executing the Lease on behalf of Tenant does hereby personally represent and warrant that Tenant is a duly incorporated or a duly qualified (if a foreign corporation) corporation and is fully authorized and qualified to do business in the State in which the Premises are located, that the corporation has full right and authority to enter into this Lease, and that each person signing on behalf of the corporation is an officer of the corporation and is authorized to sign on behalf of the corporation. If Tenant signs as a partnership, joint venture, limited liability company, or sole proprietorship or other business entity (each being herein called “Entity”), each person executing on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing Entity, that Tenant has full right and authority to enter into this Lease, that all persons executing this Lease on behalf of the Entity are authorized to do so on behalf of the Entity, and that such execution is fully binding upon the Entity and its partners, joint venturers, or principal, as the case may be.

40.    Financial Statements.  During the Lease Term and any extensions thereof, Tenant shall provide to Landlord, within thirty (30) days following Landlord’s request (which request shall not be made more than annually), a copy of Tenant’s most recent financial statements prepared as of the end of Tenant’s fiscal year. Such financial statements shall be signed by

Tenant or an officer of Tenant, if applicable, who shall attest to the truth and accuracy of the information set forth in such statements. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied. Landlord agrees that it shall maintain the confidentiality of such financial statements during the Lease Term; provided, however, Landlord may disclose the contents of the financial statements to (a) officers and employees of Landlord and those agents, attorneys and consultants of Landlord reasonably requiring access, (b) actual or prospective lenders, purchasers, investors or shareholders of Landlord, (c) any entity or agency required by law, or (d) any entity or agency which is reasonably necessary to protect Landlord’s interest in any action, suit or proceeding brought by or against Landlord and relating to the subject matter of this Lease.

41.    Joint and Several Liability.  If Tenant comprises more than one person, corporation, partnership or other entity, the liability hereunder of all such persons, corporations, partnerships or other entities shall be joint and several.

42.    LEED Certification.  Landlord hereby informs Tenant that the Building has been submitted for LEED certification. Landlord reserves the right to make alterations, additions, improvements, replacements or modifications to the Common Areas and Building systems for the purposes of achieving, sustaining, maintaining or facilitating a LEED certification or any other like designation or rating related to or associated with the conservation of water, energy or any other natural resource, the use of sustainable or renewable energy sources or products, or the energy efficiency of the Building or any portion thereof, so long as such alterations, additions, improvements, replacements or modifications do not have a material, adverse impact upon Tenant’s use of the Common Areas, Building or Premises. Tenant hereby covenants and agrees to cooperate with Landlord at no cost to Landlord and on a reasonably prompt basis, with respect to any reasonable requests by or associated in connection with Landlord’s efforts to achieve, sustain, maintain or facilitate a LEED certificate or any other like designation or rating for the Building, which cooperation may include, but not be limited to, delivering to Landlord responses to any questionnaires or any other forms or providing any other non-confidential information related to the Premises or its use, which Landlord may request.

43.    Patriot Act.  Each of Landlord and Tenant, each as to itself, hereby represents its compliance and its agreement to continue to comply with all applicable anti-money laundering laws, including, without limitation, the USA Patriot Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”). Each of Landlord and Tenant further represents (such representation to be true throughout the Lease Term) (a) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (b) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the website address www.ustreas.gov/offices/enforcement/ofac.

44.    Special Stipulations.  The special stipulations attached hereto as Exhibit G are hereby incorporated herein by this reference.

45.    Submission of Lease.  The submission of this Lease for examination does not constitute an offer to lease and this Lease shall be effective only upon (a) execution of this Lease by Landlord and Tenant, and (b) execution by Landlord, Tenant and mortgagee of any required SNDA. Execution and delivery of this Lease by Tenant to Landlord constitutes an offer to lease the Premises on the terms contained herein. The offer by Tenant will be irrevocable until 6:00 p.m. EST, seven (7) days after the date Landlord receives the Lease executed by Tenant.

EXECUTION BEGINS ON THE FOLLOWING PAGE

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals as of the day, month and year first above written.

LANDLORD:
3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership

By:	P&L Duke 3630 Peachtree GP, LLC, a Georgia limited liability company, General Partner

	By:	/s/ Lawrence P. Kelly
Lawrence P. Kelly, Manager

		By:	Duke 3630 Peachtree Road, LLC, a Georgia limited liability company, Manager

			By:	Duke Realty Limited Partnership, an Indiana limited partnership, its sole member

				By:	Duke Realty Corporation, an Indiana corporation, its sole general partner

					By:	/s/ W. Kerry Armstrong
W. Kerry Armstrong Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM PREVIOUS PAGE]

TENANT:

TEAVANA CORPORATION, a Georgia corporation

By:	/s/ Andrew T. Mack
Name:	Andrew T. Mack
Title:	CEO

Attest:	/s/ Daniel P. Glennon
Name:	Daniel P. Glennon
Title:	CFO

[CORPORATE SEAL]

[END OF SIGNATURES]

EXHIBIT A

FLOOR PLAN

This floor plan is intended only to show the general layout of the property or a part thereof. Landlord reserves the right to alter, vary, add to or omit in whole or in part, any structures, and/or improvements, and/or common areas shown on this plan. This plan is not to scale and all measurements and distances are approximate.

EXHIBIT A-1

LEGAL DESCRIPTION OF LAND

All of that tract or parcel of land lying or being in Land Lot 44, 17th Land District, City of Atlanta, Fulton County, Georgia and being more fully shown and designated on an ALTA/ACSM Land Title Survey for 3630 Peachtree Road Holdings Limited Partnership, 3630 North Tower Residential, LLC, Wieuca Road Baptist Church, Inc., Bank of America, N.A. and Chicago Title Insurance Company, dated 06/27/07 and last revised 12/20/07, prepared by Long Engineering, Inc., being labeled Tract “A” thereon, and having the following metes and bounds to wit:

Beginning at a point on the westerly right of way of Peachtree Dunwoody Road (50’ R.O.W.) and the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.); thence southwesterly along the right of way of Peachtree Dunwoody Road (50’ R.O.W.) South 22 degrees 30 minutes 55 seconds West, a distance of 34.73 feet to a point; thence southwesterly along said right of way South 48 degrees 55 minutes 16 seconds West, a distance of 37.44 feet to a point on the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.); thence southwesterly along the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.) South 77 degrees 58 minutes 17 seconds West, a distance of 176.69 feet to a point; thence leaving said right of way North 17 degrees 56 minutes 47 seconds West, a distance 495.65 feet to a point; thence North 69 degrees 53 minutes 12 seconds East, a distance of 5.78 feet to a point; thence along a curve to the left an arc distance of 20.84 feet with a radius of 22.67 feet at a chord bearing and distance of North 43 degrees 32 minutes 40 seconds East, a distance of 20.12 feet to a point; thence along a curve to the left an arc distance of 88.28 feet with a radius of 61.75 feet at a chord bearing and distance of North 05 degrees 13 minutes 15 seconds East, a distance of 80.95 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 46.29 feet to a point; thence South 00 degrees 04 minutes 40 seconds East, a distance of 226.00 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 76.50 feet to a point; thence North 00 degrees 04 minutes 40 seconds West, a distance of 226.00 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 218.09 feet to a 1” open top pipe on the westerly right of way of Peachtree Dunwoody Road (50’ R.O.W.); thence southwesterly along the right of way of Peachtree Dunwoody Road (50’ R.O.W.) South 00 degrees 03 minutes 29 seconds West, a distance of 475.67 feet to a right of way monument; said right of way monument being THE POINT OF BEGINNING.

Said tract or parcel containing 147,297 square feet or 3.37 acres.

Less and Except the South Residential Component, as defined in the Declaration.

EXHIBIT B

TENANT IMPROVEMENTS

1.    Condition of Premises.

(a)    Landlord heretofore constructed and installed the base building improvements described on Exhibit B-1 attached hereto (“Base Building Condition”). Except as otherwise expressly set forth herein, Tenant accepts the Premises “AS IS” without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except as otherwise set forth in this Exhibit B.

(b)    Tenant shall be responsible for designing the interior improvements within the Premises (the “Tenant Improvements”). Tenant’s proposed architect/engineer shall be subject to Landlord’s prior approval. Promptly following the selection and approval of the architect/engineer, Tenant shall forward to said architect/engineer (and copy Landlord on the transmittal) Landlord’s building standards heretofore delivered to Tenant, and Tenant shall cause said architect/engineer to comply with said building standards.

2.    Preparation of CD’s.  Tenant shall, at Tenant’s sole cost and expense, prepare and submit to Landlord a set of permittable construction drawings (the “CD’s”), based on the preliminary plans attached hereto as Exhibit B-2 and made a part hereof, covering all work to be performed in constructing the Tenant Improvements. Tenant shall have no right to request any Tenant Improvements that would materially alter the exterior appearance or basic nature of the Building or the Building systems. Landlord shall have ten (10) business days after receipt of the CD’s in which to review the CD’s and in which to give Tenant written notice of its approval of the CD’s or its requested changes to the CD’s. If Landlord requests any changes to the CD’s, Tenant shall make such changes and shall, within ten (10) business days of its receipt of Landlord’s requested changes (if any), submit the revised portion of the CD’s to Landlord. Landlord shall have ten (10) business days after receipt of the revised CD’s in which to review said revised CD’s and in which to give to Tenant written notice of its approval of the revised CD’s or its requested changes thereto. This process shall continue until such time, if at all, that Landlord approves the CD’s in accordance with this paragraph. Tenant shall at all times in its preparation of the CD’s, and of any revisions thereto, act reasonably and in good faith. Landlord shall at all times in its review of the CD’s, and any revisions thereto, act reasonably and in good faith.

3.    Selection of General Contractor.  Following Landlord’s approval of the CD’s, Tenant shall submit the CD’s to each of Choate Construction Company, Kinzey & Associates, Inc. and Duke Construction Limited Partnership for bid. Landlord and Tenant shall review the bids jointly and Tenant shall select the contractor for the construction and installation of the Tenant Improvements (the “General Contractor”). Promptly following the selection of the Contractor, Landlord shall deliver to Tenant a statement of the cost to construct and install all of the Tenant Improvements (the “Cost Statement”) based on the bid from the selected General Contractor. Tenant agrees to acknowledge the Cost Statement in writing within three (3) business days following Landlord’s written request therefor. Following Tenant’s acknowledgement of the Cost Statement, Landlord shall enter into a lump sum contract with the General Contractor for the construction and installation of the Tenant Improvements.

4.    Schedule and Early Occupancy.  Landlord shall provide Tenant with a proposed schedule for the construction and installation of the Tenant Improvements and shall notify Tenant of any material changes to said schedule. Tenant agrees to coordinate with Landlord regarding the installation of Tenant’s phone and data wiring and any other trade related fixtures that will need to be installed in the Premises prior to Substantial Completion. In addition, if and to the extent permitted by applicable laws, rules and ordinances, Tenant shall have the right to enter the Premises for thirty (30) days prior to the scheduled date for Substantial Completion (as may be modified from time to time) in order to install fixtures and otherwise prepare the Premises for occupancy, which right shall expressly exclude making any structural modifications. During any entry prior to the Commencement Date (a) Tenant shall comply with all terms and conditions of this Lease other than the obligation to pay rent, (b) Tenant shall not interfere with Landlord’s completion of the Tenant Improvements, (c) Tenant shall cause its personnel and contractors to comply with the terms and conditions of Landlord’s rules of conduct (which Landlord agrees to furnish to Tenant upon request), and (d) Tenant shall not begin operation of its business. Tenant acknowledges that Tenant shall be responsible for obtaining all applicable permits and inspections relating to any such entry by Tenant.

5.    Change Orders.  Tenant shall have the right to request changes to the CD’s at any time following the date hereof by way of written change order (each, a “Change Order”, and collectively, “Change Orders”). Provided such Change Order is reasonably acceptable to Landlord, Landlord shall prepare and submit promptly to Tenant a memorandum setting forth the impact on cost and schedule resulting from said Change Order (the “Change Order Memorandum of Agreement”). Tenant shall, within three (3) days following Tenant’s receipt of the Change Order Memorandum of Agreement, either (a) execute and return the Change Order Memorandum of Agreement to Landlord, or (b) retract its request for the Change Order. At Landlord’s option, Tenant shall pay to Landlord (or Landlord’s designee), within ten (10) days following Landlord’s request, any increase in the cost to construct the Tenant Improvements resulting from the Change Order, as set forth in the Change Order Memorandum of Agreement (but only if and to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders, exceeds the Allowance, as defined below). Landlord shall not be obligated to commence any work set forth in a Change Order until such time as Tenant has delivered to Landlord the Change Order Memorandum of Agreement executed by Tenant and, if applicable, Tenant has paid Landlord in full for said Change Order.

6.    Tenant Allowance.  Tenant shall be responsible for the cost to construct and install the Tenant Improvements only to the extent that the Cost Statement, taking into account any increases or decreases resulting from any Change Orders, exceeds Seventy Five and No/100 Dollars ($75.00) per square foot of the Premises (the “Allowance”). Within five (5) business days following the execution and delivery of this Lease by and between Landlord and Tenant, Landlord shall deposit with First American Title Insurance Company (“Escrow Agent”) an amount equal to the Allowance, such deposit to be made and such Allowance to be disbursed only in accordance with the terms and conditions of an escrow agreement to be executed by and among Landlord, Tenant and Escrow Agent, the form of which is attached hereto as Exhibit J and made a part hereof. If, following Landlord’s approval (or deemed approval) of the CD’s, the

Cost Statement shows that the cost to construct and install the Tenant Improvements will exceed the Allowance, Tenant shall deliver to Landlord, within ten (10) days following Landlord’s written request, an amount equal to one half (1/2) of such excess. During the course of construction and installation of the Tenant Improvements, Landlord shall withdraw funds from such escrow deposit solely to pay for the costs of such construction and installation in accordance with the Cost Statement, plus the Fee (as defined below). Each withdrawal shall be requested in writing by Landlord and shall be based upon a draw request from the General Contractor as approved by Landlord. A copy of each draw request of Landlord and of the General Contractor shall be provided by Landlord to Tenant concurrently with Landlord’s submittal of a draw request to Escrow Agent. Following Substantial Completion of the Tenant Improvements, Tenant shall pay to Landlord the remaining difference, if any, between the Cost Statement (taking into account any increases or decreases resulting from any Change Orders) and the Allowance within ten (10) days of Landlord’s written request therefor. Tenant’s failure to deliver the payments required in this paragraph shall entitle Landlord to stop the construction and installation of the Tenant Improvements until such payment is received, and any resulting delay shall constitute a Tenant Delay (as hereinafter defined) hereunder. In addition, all delinquent payments shall accrue interest at twelve percent (12%) per annum. If the Allowance exceeds the Cost Statement (taking into account any increases or decreases resulting from any Change Orders), such savings shall be paid to Tenant in such manner as Tenant reasonably requests, including, without limitation, as a credit against the next Monthly Rental Installment(s) due under the Lease, or by check. If requested in the form of a check, such check shall be delivered to Tenant within thirty (30) days after written request from Tenant.

7.    Construction Management.  Landlord shall be entitled to a construction management fee (the “Fee”) in an amount equal to one and one half percent (1.5%) of the hard costs shown on the Cost Statement (taking into account any increases or decreases resulting from Change Orders). The Fee shall be applied against the Allowance; provided, however, if and to the extent the Cost Statement (taking into account any increases or decreases resulting from Change Orders) exceed the Allowance, at Landlord’s option, the Fee shall be billed to Tenant (in which case Tenant shall pay the Fee to Landlord within ten (10) days following Landlord’s delivery of an invoice to Tenant).

8.    Tenant Delay.  Notwithstanding anything to the contrary contained in the Lease, if Substantial Completion of the Tenant Improvements is delayed as a result of Tenant Delay (as hereinafter defined), then, for purposes of determining the Commencement Date, Substantial Completion of the Tenant Improvements shall be deemed to have occurred on the date that Substantial Completion of the Tenant Improvements would have occurred but for such Tenant Delay. Without limiting the foregoing, Landlord shall use commercially reasonable speed and diligence to Substantially Complete the Tenant Improvements on or before the Target Commencement Date.

9.    Definitions.  For purposes of this Lease (a) “Substantial Completion” (or any grammatical variation thereof) shall mean completion of construction of the Tenant Improvements, subject only to punchlist items to be identified by Landlord and Tenant in a joint inspection of the Premises prior to Tenant’s occupancy, as established by a certificate of occupancy for the Premises or other similar authorization issued by the appropriate governmental authority, if required, and (b) “Tenant Delay” shall mean any delay in the completion of the

Tenant Improvements beyond November 30, 2010 attributable to Tenant, including, without limitation (i) Tenant’s failure to meet any time deadlines specified herein, (ii) Change Orders, (iii) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work, (iv) Landlord’s inability to obtain an occupancy permit for the Premises because of the need for completion of all or a portion of improvements being installed in the Premises directly by Tenant, and (v) any other act or omission of Tenant.

10.    Warranty.  Landlord hereby warrants to Tenant, which warranty shall survive for the one (1) year period following the Commencement Date, that (a) the materials and equipment furnished by Landlord’s contractors in the completion of the Building will be of good quality and new, and (b) such materials and equipment and the work of such contractors shall be free from defects not inherent in the quality required or permitted hereunder. This warranty shall exclude damages or defects caused by Tenant, its agents, employees or contractors, improper or insufficient maintenance, improper operation or normal wear and tear under normal usage.

11.    Architect.  Without limiting Section 6 above, Landlord shall compensate Tenant’s architect, WB Interiors, Inc. (the “Architect”), at a rate not to exceed Twelve Cents ($0.12) per square foot of the Premises for the preparation of Tenant’s preliminary space plans. Such compensation shall not be included in the Tenant Allowance. Notwithstanding anything to the contrary set forth herein, Landlord and Tenant acknowledge and agree that Tenant is contracting directly with the Architect for the design of the Tenant Improvements, and that Landlord shall have no responsibility to confirm that said design complies with any or all applicable laws, codes, regulations and ordinances. Tenant hereby releases and holds harmless Landlord from and against any and all claims related to the design, as opposed to the construction and installation, of the Premises.

EXHIBIT B-1

CONDITION OF PREMISES

1.

Building perimeters fully finished and in Tenant-ready condition, including, without limitation, fully waterproofed, caulked, glazed (with all glass requiring replacement due to defects, cracks or broken panes replaced), cleaned (including exterior glass) and with all metal finishing completed, touched up and cleaned;

2.	All core walls, interior surfaces of exterior walls, and perimeter top and bottom bulkheads furred, dry walled, taped, floated, spackled, sanded, and ready to receive final Tenant finishes;

3.

Concrete floors, smooth and level in accordance with industry standards (1/8” in a ten foot radius; cumulative total not more than 1/2” per floor), adequate for the installation of Tenant’s carpet, furniture and finishes, all vertical penetrations shall be sealed and fireproofed;

4.

The core area compliant with applicable codes in force at the time the Building was constructed with required fire ratings and including the following to the extent located on each floor of the Premises: (i) enclosed, finished and secured mechanical, electrical, telephone/low voltage, toilet and janitorial rooms (collectively, the “Core Service Rooms”), (ii) stairways, elevators and lobbies, and (iii) heating, ventilation, air conditioning (“HVAC”), electrical, plumbing and life-safety systems as hereinafter described;

5.	Building standard doors at stairwells, lobbies and Core Service Rooms, finished and installed with required hardware and compliant with applicable codes;

6.	Public stairwells and paths of egress as required by applicable codes for the Premises (excluding any corridors to be constructed by Tenant, if any);

7.

Core service electrical rooms complete with all meters, feeders, transformers, panels, breakers and associated equipment required to provide electrical service of not less than 7 watts per square foot of connected load (consisting of 2 watts per square foot for lighting (277 volt) and 5 watts per square foot convenience (120/208 volt) service) with an isolated grounding service;

8.	Exit signage as required by applicable codes for the Premises (exclusive of exit signage within the Premises and full floor corridors, if applicable, which shall be Tenant’s responsibility);

9.	A primary file/life safety annunciation system as required by applicable codes for the Premises and “backbone” sufficient for Tenant’s secondary distribution as required by applicable codes;

10.	Core service telephone rooms installed with plywood backboards, interior lighting and electrical outlets, and sufficient sleeves, risers, conduits, and pull boxes to accommodate

B-1-1

the installation of Tenant’s signal cable from the main point of entry to the site to the Premises, and not less than two 4” diameter conduits;

11.

Men’s and women’s toilet rooms, finished to new Building standards and compliant with ADA, including plumbing fixtures, countertops for sinks, hot and cold running water, ceramic tile floors and wall surfaces, toilet partitions, accessories, ceilings and lighting;

12.

Passenger and freight elevators, including finished interior cabs and lobbies complete with finished doors, frames, hardware, magnetic hold open devices, call lanterns and buttons, fire department connections, and placards as required by applicable codes and consistent with comparable Building standards;

13.	Main mechanical system room with equipment, fire dampers and primary insulated duct, installed in a continuous loop around the core and including existing VA mixing boxes already in place;

14.

Cooling capacity of 10 tons per Tenant floor for Tenant’s supplemental cooling systems and access from valves (Tenant must provide valves and tap) on each Tenant floor to domestic chilled or condenser water. Chilled water/condenser water shall be available at no cost to Tenant, during regular business hours;

15.

Primary fire sprinkler system consisting of main piping and associated control valves, mains, laterals, and uprights with sprinkler heads and secondary distribution as required by applicable codes for the Premises. Sprinkler heads spaced for an empty floor and turned up in the future tenant spaces;

16.	Fire extinguishers in all core fire extinguisher cabinets;

17.	Structural floor capacity of 100 pounds per square foot live load (includes 20 pounds per square foot for partitions);

18.	Completed parking facilities including monitoring cameras and/or security personnel;

19.	Completed exterior plazas and landscaping with an operational irrigation system; and

20.	Completed loading dock with at least one load leveler.

B-1-2

EXHIBIT B-2

PRELIMINARY PLANS

3630
PEACHTREE

Duke
REALTY CORPORATION

POPE & LAND
ENTERPRISES, INC.

Teavana	3630 Peachtree • 14th Floor • Prelim 4 Rev 1	Scale: N.T.S

June 17, 2010 0700502.020

B-2-1

EXHIBIT C

LETTER OF UNDERSTANDING

3630 Peachtree Road Holdings Limited Partnership c/o Duke Realty Corporation

Attention:                                         , Property Manager

_______________________

______________________________

RE:

Lease Agreement between 3630 Peachtree Road Holdings Limited Partnership (“Landlord”) and Teavana Corporation, a Georgia corporation (“Tenant”) for the leased premises located at 3630 Peachtree Street, N.E., Suite __, Atlanta, Georgia 30326 (the “Premises”), dated                     (the “Lease”).

Dear                     :

The undersigned, on behalf of Tenant, certifies to Landlord as follows:

1.	The Commencement Date under the Lease is .

2.	The rent commencement date is .

3.	The expiration date of the Lease is .

4.	The Lease (including amendments or guaranty, if any) is the entire agreement between Landlord and Tenant as to the leasing of the Premises and is in full force and effect.

5.

The Landlord has completed the improvements designated as Landlord’s obligation under the Lease (excluding punchlist items as agreed upon by Landlord and Tenant), if any, and Tenant has accepted the Premises as of the Commencement Date.

6.	To the best of the undersigned’s knowledge, there are no uncured events of default by either Tenant or Landlord under the Lease.

[EXHIBIT – Not for signature]

TEAVANA CORPORATION, a Georgia corporation

By:
Name:
Title:

C-2

EXHIBIT D

RULES AND REGULATIONS

1.    No sign, picture, advertisement or notice visible from the exterior of the Premises shall be installed, affixed, inscribed, painted or otherwise displayed by Tenant on any part of the Premises or the Building unless the same is first approved by Landlord. Any such sign, picture, advertisement or notice approved by Landlord shall be painted or installed for Tenant at Tenant’s cost by Landlord or by a party approved by Landlord. No awnings, curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior consent of the Landlord, including approval by the Landlord of the quality, type, design, color and manner of attachment.

2.    Use of electrical current shall never exceed the capacity of existing feeders, risers or wiring installation. Any wires and wiring installed by or on behalf of Tenant within any riser of the Building shall be bundled together within such riser and a tag shall be placed on such bundle at each floor of the Building identifying the floor(s) served by each bundle and the name and telephone number of a representative of Tenant to contact in the case of an emergency.

3.    Tenant shall not do or permit to be done in or about the Premises or Building anything which shall knowingly increase the rate of insurance on said Building or obstruct or interfere with the rights of other lessees of Landlord or annoy them in any way, including, but not limited to, using any musical instrument, making loud or unseemly noises, or singing, etc. The Premises shall not be used for sleeping or lodging. No cooking or related activities shall be done or permitted by Tenant in the Premises except with permission of Landlord; provided, however, that Landlord acknowledges that Tenant may test various teas provided Tenant is otherwise in compliance with this Lease. Tenant will be permitted to use for its own employees within the Premises a small microwave oven and Underwriters’ Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations, and provided that such use shall not result in the emission of offensive odors from the Premises into the common area of the Building. No vending machines of any kind will be installed, permitted or used on any part of the Premises without the prior consent of Landlord, with the exception of customary snack and beverage machines for employees. No part of said Building or Premises shall be used for gambling, immoral or other unlawful purposes. No intoxicating beverage shall be sold in said Building or Premises without prior consent of Landlord.

4.    No birds or animals of any kind shall be brought into the Building (other than trained assist dogs required to be used by the visually impaired). No motorcycles or other motorized vehicles shall be brought into the Building.

5.    The sidewalks, entrances, passages, corridors, halls, elevators, and stairways in the Building shall not be obstructed by Tenant or used for any purposes other than those for which same were intended as ingress and egress. No windows, floors or skylights that reflect or admit light into the Building shall be covered or obstructed by Tenant, and no articles shall be placed on the window sills of the Building. Toilets, wash basins and sinks shall not be used for any purpose other than those for which they were constructed, and no sweeping, rubbish, or other obstructing or improper substances shall be thrown therein. Any damage resulting to them, or to heating apparatus, from misuse by Tenant or its employees, shall be borne by Tenant.

6.    Only one key for each office or locked area in the Premises will be furnished Tenant without charge. Landlord may make a reasonable charge for any additional keys. No additional lock, latch or bolt shall be placed upon any door nor shall any changes be made in existing locks without consent of Landlord and Tenant shall in each such case furnish Landlord with a key for any such lock. At the termination of the Lease, Tenant shall return to Landlord all keys furnished to Tenant by Landlord, or otherwise procured by Tenant, and in a loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

7.    Landlord shall have the right to prescribe the weight, position and manner of installation of heavy articles brought into the Building. Tenant shall not allow the building structure within the Premises, nor shall Tenant cause the elevators of the Building, to be loaded beyond rated capacities. No safes, furniture, boxes, large parcels or other kind of freight shall be allowed in any elevator, hall or corridor except at times allowed by Landlord. Tenant shall make prior arrangements with Landlord for use of freight elevator. Landlord reserves the right to inspect and, where deemed appropriate by Landlord, to open all freight coming into the Building and to exclude from entering the Building all freight which is in violation of any of these Rules and all freight as to which inspection is not permitted. No hand trucks, mail carts, floats or dollies shall be used in passenger elevators. All hand trucks, mail carts, floats or dollies used by Tenant or its service providers for the delivery or receipt of any freight shall be equipped with rubber tires.

8.    Tenant shall not cause or permit gases, liquids or odors to be produced upon or permeate from the Premises, and no flammable, combustible or explosive fluid, chemical or substance shall be brought into the Building. Tenant shall prevent inadequate ventilation from and will assure proper operation of any HVAC systems and/or office equipment under Tenant’s control, and Tenant will not allow any unsafe levels of chemical or biological contaminants in the Premises and will take all steps necessary to prevent the release of such contaminants from adhesives, machinery, and cleaning agents. Tenant shall cooperate with Landlord regarding the management of the indoor air quality in the Building and in connection with the implementation of an indoor air quality management plan for the Building. Smoking shall not be permitted in any common areas of the Building or the Project or in any premises within the Building. If Tenant asserts that the air quality in the Premises is unsatisfactory or if Tenant requests air quality testing in the Premises, Landlord may elect to cause its consultant to test the air quality within the Premises and issue a report regarding same. If the report from such tests indicates that air quality within the Premises is comparable to air quality of other office buildings in the area of the Building, or if the report from such tests indicates that the air quality does not meet such standard as a result of the activities caused or permitted by Tenant in the Premises, Tenant shall reimburse Landlord for all costs of the applicable tests and report. If Tenant causes or permits activity which adversely affects air quality in the Premises, in the common area of the Building or in any premises within the Building, Tenant shall be responsible for all costs of remedying same.

9.    Persons entering and leaving the Building may be questioned by security personnel as to that person’s business therein and may be required to produce a valid picture identification and to sign such person’s name on a form for registering such person; provided that, except for emergencies or other extraordinary circumstances, such procedures shall not be required between the hours of 7:00 a.m. and 7:00 p.m., on all days except Saturdays, Sundays and Holidays. Landlord may also implement a card access security system to control access to the Building during other times.

10.    Only persons authorized by Landlord may furnish services within the Building and only at hours and under regulations fixed by Landlord.

11.    No connection shall be made to the electric wires or gas or electric fixtures, without the consent of Landlord. Glass, locks and trimmings in or upon the doors and windows of the Premises shall be kept whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor permit upon the Premises any noisome, noxious, noisy or offensive business.

12.    Tenant and its employees and invitees shall obey parking and traffic regulations as imposed by Landlord. Pursuant to the Lease terms, vehicles shall be parked only in areas designated therefor by Landlord.

13.    Canvassing, peddling, soliciting and distribution of handbills or any other written materials in the Building are prohibited, and Tenant shall cooperate to prevent the same.

14.    Tenant agrees to participate in the waste recycling programs uniformly implemented by Landlord for the Building, including programs and procedures for recycling writing paper, computer paper, shipping paper, boxes, newspapers and magazines and aluminum cans.

15.    Any special work or services requested by Tenant to be provided by Landlord shall be provided by Landlord only upon request received at the Project management office. Building personnel shall not perform any work or provide any services outside of their regular duties unless special instructions have been issued from Landlord or its managing agent.

16.    Landlord shall have the right to change the name of the Building and to change the street address of the Building, provided that in the case of a change in the street address, Landlord shall give Tenant not less than 180 days’ prior notice of the change, unless the change is required by governmental authority.

17.    The directory of the Building will be provided for the display of the name and location of the tenants. Landlord must first approve, any additional name, which Tenant shall desire to place upon said directory and if so approved, a reasonable charge will be made therefor.

18.    Landlord may waive any one or more of these Rules for the benefit of any particular lessee, but no such waiver by Landlord shall be construed as a waiver of such Rules in favor of any other lessee, nor prevent Landlord from thereafter enforcing such Rules against other lessees of the Building.

EXHIBIT E

BUILDING STANDARD SERVICES

Landlord shall furnish the following services to Tenant during the Lease Term while the Premises is being occupied for business purposes (the “Building Standard Services”):

(a)    Common-use restrooms (with cold and tempered domestic water) and toilets at locations provided for general use and as reasonably deemed by Landlord to be in keeping with the first-class standards of the Building.

(b)    Subject to curtailment as required by governmental laws, rules or mandatory regulations and subject to the design conditions, if any, set forth in Exhibit D, central heat and air conditioning in season, at such temperatures and in such amounts as are reasonably deemed by Landlord to be in keeping with the first-class standards of the Building. Such heating and air conditioning shall be furnished between 7:00 a.m. and 6:00 p.m. on weekdays (from Monday through Friday, inclusive) and between 8:00 a.m. and 1:00 p.m. on Saturdays, all exclusive of Holidays, as defined below (the “Building Operating Hours”). In the event Tenant requires HVAC service at times other than the Building Operating Hours, Tenant shall request such additional HVAC service in advance, and Landlord shall provide such service at an hourly rate equal to Landlord’s actual cost of utilities plus a three percent (3%) administrative charge; provided, however, that such charge for additional HVAC service shall not exceed the prevailing hourly rate charged to other tenants of the Building.

(c)    Electric lighting service for all public areas and special service areas of the Building in the manner and to the extent reasonably deemed by Landlord to be in keeping with the standards of the Building.

(d)    Janitorial service shall be provided five (5) days per week, exclusive of Holidays (as hereinbelow defined), in accordance with the janitorial specifications attached hereto as Exhibit H and made a part hereof.

(e)    Security services for the Building shall include a security guard in the lobby of the Building at all times and a security guard available to accompany Tenant’s employees and guests to their vehicles upon request, as well as a roving security guard at the Project.

(f)    Sufficient electrical capacity at the building core electrical panels to operate (i) incandescent lights, copying machines and other machines of the same low voltage electrical consumption (120/208 volts), provided that the total rated electrical design load for said lighting and machines of low electrical voltage shall not exceed 3.0 watts per square foot of rentable area; and (ii) lighting (277/480 volts), provided that the total rated electrical design load for said lighting shall not exceed 2.0 watts per square foot of rentable area (each such rated electrical design load to be hereinafter referred to as the “Building Standard Rated Electrical Design Load”).

Should Tenant’s total rated electrical design load exceed the Building Standard Rated Electrical Design Load for either low or high voltage electrical consumption, or if Tenant’s electrical design requires low voltage or high voltage circuits in excess of Tenant’s share of the Building Standard circuits, Landlord will (at Tenant’s expense) install such additional circuits and associated high voltage panels and/or additional low voltage panels with associated transformers (which additional circuits, panels and transformers shall be hereinafter referred to as the “Additional Electrical Equipment”). If the Additional Electrical Equipment is installed because Tenant’s low or high voltage rated electrical design load exceeds the applicable Building Standard Rated Electrical Design Load, then a meter shall also be added (at Tenant’s expense) to measure the electricity used through the Additional Electrical Equipment.

The design and installation of any Additional Electrical Equipment (or any related meter) required by Tenant shall be subject to the prior approval of Landlord, which shall not be unreasonably withheld. Expenses incurred by Landlord, in connection with the review and approval of any Additional Electrical Equipment, shall also be reimbursed to Landlord by Tenant. Tenant shall also pay on demand the actual metered cost of electricity consumed through the Additional Electrical Equipment (if applicable), plus any accounting expenses actually incurred by Landlord in connection with the metering thereof.

If any of Tenant’s electrical equipment requires conditioned air in excess of Building Standard air conditioning, the same shall be installed by Landlord (on Tenant’s behalf), and Tenant shall pay all design, installation, metering and operating costs relating thereto.

(g)    If Tenant requires that certain areas within the Premises must operate in excess of the normal Building Operating Hours, the electrical service to such areas shall be separately circuited and metered (at Tenant’s expense), and Tenant pays costs associated with electricity consumed during hours other than Building Operating Hours.

(h)    Landlord reserves the right to change the provider of electricity for the Building at any time and from time to time in Landlord’s sole discretion. Tenant shall have no right (and hereby waives any right Tenant may otherwise have) (i) to contract with or otherwise obtain any electrical services for or with respect to the Premises or Tenant’s operations therein from any provider of electrical service other than the Building electrical service provider, or (ii) to enter into any separate or direct contract or other similar arrangements with the Building electrical service supplier for the provisions of electrical service to Tenant at the Premises.

(i)    All Building Standard fluorescent bulb replacement in all areas and all incandescent bulb replacement in public areas, toilet and restroom areas, and stairwells.

(j)    Non-exclusive multiple elevator cab passenger service to the floor(s) of the Premises during Building Operating Hours (as hereinabove defined) and at least one (1) cab passenger service to the floor(s) on which the Premises are located twenty-four (24) hours per day and non-exclusive freight elevator service during Building Operating Hours (all subject to temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal building operating systems) with such freight elevator service available at other times upon reasonable prior notice and the payment by Tenant to Landlord of any additional expense actually incurred by Landlord in connection therewith.

(k)    To the extent the services described above require electricity and water supplied by public utilities, Landlord’s covenants thereunder shall only impose on Landlord the obligation to use its reasonable efforts to cause the applicable public utilities to furnish same.

(l)    The following dates shall constitute “Holidays” as that term is used in this Lease: New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day. If in the case of any specific holiday mentioned in the preceding sentence, a different day is observed than the respective day mentioned, then that day which constitutes the day observed by national banks in Atlanta, Georgia for said holiday shall constitute the Holiday under this Lease.

EXHIBIT F

FORM OF SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

After recording return to:

STATE OF GEORGIA

COUNTY OF FULTON

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated             , 2010, is made among Teavana Corporation, a Georgia corporation (“Tenant”), 3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership (“Landlord”), and Bank of America, N.A., a national banking association (“Mortgagee”).

WHEREAS, Mortgagee, Landlord, 3630 North Tower Residential, LLC, a Georgia limited liability company, and certain financial institutions party thereto from time to time, as lenders (together with Mortgagee, collectively the “Lenders”) are parties to that certain Construction Loan Agreement dated July 3, 2007 (as amended, modified, extended, supplemented, restated and/or replaced prior to the date hereof, the “Loan Agreement”), evidenced by one or more promissory notes more particularly described therein (herein, as they may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Notes”), bearing interest and payable as therein provided, secured by, among other things, a Deed to Secure Debt, Assignment and Security Agreement dated July 3, 2007, recorded in Deed Book 45310, page 424, Fulton County, Georgia records (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from Landlord dated                                  (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Subordination.  Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2.    Non-Disturbance.  Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a)    Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage or conveyance in lieu of foreclosure, and

(b)    Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3.    Attornment.

(a)    Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform. New Owner shall be responsible for all obligations of landlord under the Lease arising or accruing following New Owner’s acquisition of title to the Property; provided, however, that in no event shall the New Owner be:

(i)    liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii)    subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii)    bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv)    bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or

(v)    liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner or credited as a closing proration against a purchase price in a transfer to New Owner other than by foreclosure.

(vi)    bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

(b)    The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4.    Estoppel Certificate.  Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to Tenant’s commercially reasonable knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to Tenant’s commercially reasonable knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5.    Acknowledgment and Agreement by Tenant.  Tenant acknowledges and agrees as follows:

(a)    Tenant acknowledges that Landlord will execute and deliver to Mortgagee in connection with the financing of the Property an Assignment of Leases and Rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

(b)    Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c)    From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until a period of thirty (30) days beyond the period of time given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be reasonably necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be permitted to cure or remedy such default, act or omission; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any breach or default. Within thirty (30) days after receipt of such notice from Tenant, Mortgagee shall notify Tenant as to whether or not Mortgagee intends to attempt to cure the Landlord’s default and, if so, the estimated length of the cure period. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee.

(d)    In the event that Mortgagee notifies Tenant of a default under the Mortgage, Loan Agreement, or Security Documents and demands in writing that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Loan Agreement, and notwithstanding any contrary instructions of or demands from Landlord.

(e)    Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f)    Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(g)    This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h)    Neither Mortgagee nor any New Owner shall have any liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

(i)    Neither Mortgagee nor any New Owner shall have any obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

(j)    Neither Mortgagee nor any New Owner shall have any obligation or incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k)    In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l)    Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Mortgagee, as applicable, may incur by reason of Tenant’s violation of the requirements of this Paragraph 5(1).

6.    Acknowledgment and Agreement by Landlord.  Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Loan Agreement, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Loan Agreement, or Security Documents; (b) the provisions of the Mortgage, Loan Agreement, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Loan Agreement. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7.    Lease Status.  Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8.    Notices. All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Loan Agreement or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.    Miscellaneous.

(a)    This Agreement supersedes any inconsistent provision of the Lease.

(b)    Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Loan Agreement, or Security Documents.

(c)    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d)    THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND APPLICABLE UNITED STATES FEDERAL LAW.

(e)    The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f)    This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g)    If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

TENANT:

Signed, sealed and delivered in the presence of:	TEAVANA CORPORATION, a Georgia corporation

Unofficial Witness	By:
Name:
Title:
Notary Public
[CORPORATE SEAL]
[NOTARY SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership

	By:	P&L Duke 3630 Peachtree GP, LLC,
Unofficial Witness		a Georgia limited liability company,
General Partner

Notary Public
By:
[NOTARY SEAL]			Lawrence P. Kelly, Manager

	By:	Duke 3630 Peachtree Road, LLC, a Georgia limited liability company, Manager

Signed, sealed and delivered in the presence of:		By:	Duke Realty Limited Partnership, an Indiana limited partnership, its sole member

Unofficial Witness			By:	Duke Realty Corporation, an Indiana corporation, its sole general partner

Notary Public

[NOTARY SEAL]				By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

MORTGAGEE:

Signed, sealed and delivered in the presence of:		Bank of America, N.A.

By:
Unofficial Witness	Name:
Title:

Notary Public		[BANK SEAL]

[NOTARY SEAL]

ADDRESS OF TENANT:

ADDRESS OF LANDLORD:

ADDRESS OF MORTGAGEE:

EXHIBIT G

SPECIAL STIPULATIONS

1.    Maximum Increase in Operating Expenses.  Notwithstanding anything in this Lease to the contrary, Tenant will be responsible for Tenant’s Proportionate Share of Real Estate Taxes, insurance premiums, utilities, snow removal, landscaping (exclusive of any landscaping expenditures that are capital expenditures in accordance with generally accepted accounting principles), management fees (subject to the cap set forth in Section 6(b) above), and charges assessed against the Building pursuant to any covenants or owner’s association (“Uncontrollable Expenses”), without regard to the level of increase in any or all of the above in any year or other period of time. Tenant’s obligation to pay all other Building Operating Expenses that are not Uncontrollable Expenses (herein “Controllable Expenses”) shall be limited to a five percent (5%) per annum increase over the amount the Controllable Expenses per square foot for the immediately preceding calendar year would have been had the Controllable Expenses per square foot increased at the rate of five percent (5%) in all previous calendar years beginning with the actual Controllable Expenses per square foot for the year ending December 31, 2011 (which Landlord agrees shall not exceed $5.00 per square foot).

2.    Inspection and Audit Rights.

(a)    Tenant shall have the right to inspect, at reasonable times and in a reasonable manner, during the one hundred eighty (180) day period following the delivery of Landlord’s statement of the actual amount of the Annual Rental Adjustment (the “Inspection Period”), such of Landlord’s books of account and records as pertain to and contain information concerning the Annual Rental Adjustment for the prior calendar year in order to verify the amounts thereof. Such inspection shall take place at Landlord’s office upon at least fifteen (15) days prior written notice from Tenant to Landlord. Only Tenant or a certified public accountant that is not being compensated for its services on a contingency fee basis shall conduct such inspection. Tenant shall also agree to follow Landlord’s reasonable procedures for auditing such books and records. Landlord and Tenant shall act reasonably in assessing the other party’s calculation of the Annual Rental Adjustment. Tenant shall provide Landlord with a copy of its findings within thirty (30) days after completion of the audit. Tenant’s failure to exercise its rights hereunder within the Inspection Period shall be deemed a waiver of its right to inspect or contest the method, accuracy or amount of such Annual Rental Adjustment.

(b)    If Landlord and Tenant agree that Landlord’s calculation of the Annual Rental Adjustment for the inspected calendar year was incorrect, the parties shall enter into a written agreement confirming such undisputed error and then Landlord shall make a correcting payment in full to Tenant within thirty (30) days after the determination of the amount of such error or credit such amount against future Additional Rent if Tenant overpaid such amount, and Tenant shall pay Landlord within thirty (30) days after the determination of such error if Tenant underpaid such amount. In the event of any errors on the part of Landlord that Landlord agrees were errors costing Tenant in excess of the greater of (i) seven percent (7%) of Tenant’s actual operating expense liability for any calendar year, and (ii) $5,000, Landlord will also reimburse Tenant for the costs of an audit reasonably incurred by Tenant in an amount not to exceed $2,500 within the above thirty (30) day period. If Tenant provides Landlord with written notice disputing the correctness of Landlord’s statement, and if such dispute shall have not been settled by agreement within thirty (30) days after Tenant provides Landlord with such written notice, Tenant may submit the dispute to a reputable firm of independent certified public accountants selected by Tenant and approved by Landlord, and the decision of such accountants shall be conclusive and binding upon the parties. If such accountant decides that there was an error, Landlord will make correcting payment if Tenant overpaid such amount, and Tenant shall pay Landlord if Tenant underpaid such amount. The fees and expenses involved in such decision shall be borne by the party required to pay for the audit.

(c)    All of the information obtained through Tenant’s inspection with respect to financial matters (including, without limitation, costs, expenses and income) and any other matters pertaining to Landlord, the Premises, the Building and/or the Park as well as any compromise, settlement or adjustment reached between Landlord and Tenant relative to the results of the inspection shall be held in strict confidence by Tenant and its officers, agents, and employees; and Tenant shall cause its independent professionals to be similarly bound. The obligations within the preceding sentence shall survive the expiration or earlier termination of the Lease.

3.    Option to Extend.

(a)    Grant and Exercise of Option.  Provided that (i) no default has occurred and is then continuing, and (ii) the tangible net worth of Tenant is then at least $10,000,000.00, Tenant shall have one (1) option to extend the Lease Term for one (1) additional period of five (5) years (the “Extension Term”). The Extension Term shall be upon the same terms and conditions contained in the Lease except (x) Tenant shall not have any further option to extend, (y) any improvement allowances or other concessions applicable to the Premises under the Lease shall not apply to the Extension Term, and (z) the Minimum Annual Rent shall be adjusted as set forth herein (“Rent Adjustment”). Tenant shall exercise such option by delivering to Landlord, no later than twelve (12) months prior to the expiration of the current Lease Term, written notice of Tenant’s desire to extend the Lease Term. Tenant’s failure to properly exercise such option shall be deemed a waiver of such option. If Tenant properly exercises its option to extend, Landlord shall notify Tenant of the Rent Adjustment no later than eleven (11) months prior to the commencement of the Extension Term. Tenant shall be deemed to have accepted the Rent Adjustment if it fails to deliver to Landlord a written objection thereto within thirty (30) days after receipt thereof. If Tenant properly exercises its option to extend, Landlord and Tenant shall execute an amendment to the Lease (or, at Landlord’s option, a new lease on the form then in use for the Building) reflecting the terms and conditions of the Extension Term within thirty (30) days after Tenant’s acceptance (or deemed acceptance) of the Rent Adjustment.

(b)    Rent Adjustment.  The Minimum Annual Rent for the Extension Term shall be reasonably determined by Landlord based on the monthly rent charged to prospective renewing tenants for the Building and comparable buildings (e.g., age, physical condition, number of stories, total size, comparable location) in the area in which the Premises are located, taking into account all financial terms, including without limitation, base rent, free rent, escalations, work contributions and allowances and leasing and brokerage commissions. The Monthly Rental Installments shall be an amount equal to one twelfth (1/12th) of the Minimum Annual Rent for the Extension Term and shall be paid at the same time and in the same manner as provided in the

Lease. Without limiting the foregoing, if Tenant delivers to Landlord a written objection to Landlord’s calculation of the Rent Adjustment within five (5) business days after Tenant’s receipt of Landlord’s determination of the Rent Adjustment, and the parties cannot agree on a Rent Adjustment within thirty (30) days after Tenant’s written objection then Tenant may retract its exercise of its option to extend, or Tenant may choose arbitration to determine the Rent Adjustment. If Tenant chooses arbitration, Tenant shall give Landlord written notice of its desire to seek arbitration within five (5) days after expiration of such thirty (30) day period (“Arbitration Notice”). Within ten (10) days after Tenant provides Landlord with its Arbitration Notice, the parties shall each appoint an appraiser to determine the Rent Adjustment for the Premises. Each appraiser so selected shall be either an MAI appraiser or a licensed real estate broker, each having at least ten (10) years prior experience in the appraisal or leasing of comparable space in the metropolitan area in which the Premises are located and with a working knowledge of current rental rates and practices. If the two appraisers cannot agree upon the Rent Adjustment for the Premises within twenty (20) days after their appointment, then, within ten (10) days after the expiration of such twenty (20) day period, the two appraisers shall select a third appraiser meeting the above criteria. Once the third appraiser has been selected as provided for above, then such third appraiser shall within ten (10) days after appointment make its determination of the Rent Adjustment. The average of the two closest determinations of the Rent Adjustment shall be used as the Minimum Annual Rent for the applicable Extension Term and shall be binding on both Landlord and Tenant. Landlord and Tenant shall each bear the cost of its appraiser and shall share equally the cost of the third. If Tenant fails to provide the Arbitration Notice as provided above, then Tenant’s exercise of its option to extend shall be deemed retracted.

(c)    The option to extend provided in subparagraph (a) above is personal to Teavana Corporation (or its Permitted Transferee) and shall automatically terminate and be of no further force and effect if Teavana Corporation assigns or sublets all or any portion of its interest in the Lease (except to a Permitted Transferee).

4.    Right of First Refusal.

(a)    Provided that (i) no default has occurred and is then continuing, and (ii) the tangible net worth of Tenant is then at least $10,000,000.00, and subject to any rights of other tenants to the Refusal Space (as defined herein) and Landlord’s right to renew or extend the lease term of any other tenant with respect to the portion of the Refusal Space now or hereafter leased by such other tenant, Tenant shall have an on-going right of first refusal (“Refusal Option”) to lease additional space located on the fourteenth (14th) floor of the Building (the “14th Floor Refusal Space”); provided, however, at any time during the Lease Term that the fourteenth (14th) floor is fully occupied, Tenant shall have a Refusal Option to lease additional space located on the fifteenth (15th) floor of the Building (the “15th Floor Refusal Space”; either the 14th Floor Refusal Space or the 15th Floor Refusal Space, as applicable, referred to herein as the “Refusal Space”). Prior to entering into any lease that includes all or any portion of the Refusal Space, Landlord shall notify Tenant in writing (“Landlord’s Notice”) of Landlord’s receipt of an arms length offer to lease such space that Landlord is willing to accept from a bona fide third party offeror (“Bona Fide Offer”) and setting forth the material terms of the Bona Fide Offer and such other terms as are herein provided. If the Bona Fide Offer includes space in the Building in addition to the Refusal Space, then the Refusal Space shall be deemed to include, and this Refusal Option shall be deemed to apply to, all of the space included in the Bona Fide Offer. Tenant shall have five (5) business days after Tenant receives Landlord’s Notice in which to notify Landlord in writing of its election to lease the Refusal Space upon the terms set forth in Landlord’s Notice. If Tenant declines to exercise this Refusal Option or fails to give such written notice within the time period required, Tenant shall be deemed to have waived this Refusal Option, and thereafter, except as provided in (c) below, this Refusal Option shall be void and of no further force or effect, and Landlord shall be free to lease the Refusal Space to the bona fide offeror or any other third party.

(b)    The term for the Refusal Space shall be the greater of (i) five (5) years or (ii) the then remaining period of the Lease Term; provided, however, that if the term for the Refusal Space is greater than the then remaining period of the Lease Term, the Lease Term for the then existing Premises (“Existing Premises”) shall be extended to be coterminous with the term for the Refusal Space. Any extension of the Existing Premises pursuant to the preceding sentence shall not affect Tenant’s option to extend set forth in Special Stipulation 3 above. The Refusal Space shall be offered to Tenant at the rental rate and upon such other terms and conditions as are set forth in the Bona Fide Offer and herein and, if the term of Tenant’s lease of the Refusal Space is less than the term set forth in the Bona Fide Offer, Landlord shall have the right to adjust any rental concessions, any tenant improvement allowance and any other concessions set forth in the Bona Fide Offer on a prorated basis. If the Lease Term for the Existing Premises is extended as provided above, the Minimum Annual Rent for such extension term shall be an amount equal to the Minimum Annual Rent then being quoted by Landlord to prospective renewal tenants of the Building for space of comparable size and quality and with similar or equivalent improvements as are found in the Building, and if none, then in similar buildings in the vicinity; provided, however, that in no event shall the Minimum Annual Rent during such extension term be less than the highest Minimum Annual Rent payable during the immediately preceding term.

(c)    If Tenant shall exercise the Refusal Option, the parties shall enter into an amendment to this Lease adding the Refusal Space to the Premises upon the terms and conditions set forth herein and making such other modifications to this Lease as are appropriate under the circumstances. If Landlord does not enter into a lease with a third party under the terms and conditions contained in the Bona Fide Offer within one hundred eighty (180) days after Tenant declines or fails to exercise this Refusal Option, or if Landlord desires to materially alter or modify the terms and conditions of the Bona Fide Offer by more than 10%, Landlord shall be required to present the altered or modified Bona Fide Offer to Tenant pursuant to this Refusal Option, in the same manner that the original Bona Fide Offer was submitted to Tenant.

(d)    The right of first refusal provided in subparagraph (a) above is personal to Teavana Corporation (or its Permitted Transferee) and shall automatically terminate and be of no further force and effect if Teavana Corporation assigns its interest in the Lease (except to a Permitted Transferee), or sublets at least twenty percent (20%) of its interest in the Premises (except to a Permitted Transferee).

5.    Option to Terminate.  Provided that no default has occurred and is then continuing, Tenant shall have the right to terminate the Lease effective as of the date that is the last day of the one hundred fourteenth (114th) month following the Commencement Date. In order to exercise such termination right, Tenant shall notify Landlord of such exercise in writing at least nine (9) months prior to the effective date of such termination, and together with such notice, Tenant shall deliver to Landlord, as an agreed upon termination fee, an amount equal to One Million Eighty Four Thousand Two Hundred Seventy Two and No/100 Dollars ($1,084,272.00). Such payment is made in consideration for Landlord’s grant of this option to terminate to compensate Landlord for rental and other concessions given to Tenant and for other good and valuable consideration. The termination fee does not constitute payment of rent to Landlord. If Tenant fails to notify Landlord by the deadline set forth above, Tenant shall have waived Tenant’s termination right for the remainder of the term of the Lease and any extensions thereof. The termination option provided above is personal to Teavana Corporation (or its Permitted Transferee) and shall automatically terminate and be of no further force and effect if Teavana Corporation assigns or sublets all or any portion of its interest in the Lease (except to a Permitted Transferee).

6.    Compliance With Law.

(a)    Existing Governmental Regulations.  If any federal, state or local laws, ordinances, orders, rules, regulations or requirements (collectively, “Governmental Requirements”) in existence as of the date of the Lease require an alteration or modification of the Premises (a “Code Modification”) and such Code Modification (i) is not made necessary as a result of the specific use being made by Tenant of the Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord, at Landlord’s sole cost and expense.

(b)    Governmental Regulations – Landlord Responsibility.  If, as a result of one or more Governmental Requirements that are not in existence as of the date of this Lease, it is necessary from time to time during the Lease Term, to perform a Code Modification to the Building or the Common Areas that (i) is not made necessary as a result of the specific use being made by Tenant of Premises (as distinguished from an alteration or improvement which would be required to be made by the owner of any office building comparable to the Building irrespective of the use thereof by any particular occupant), and (ii) is not made necessary as a result of any alteration of the Premises by Tenant, such Code Modification shall be performed by Landlord and cost thereof shall be included in Operating Expenses without being subject to any applicable cap on expenses set forth herein.

(c)    Governmental Regulations – Tenant Responsibility.  If, as a result of one or more Governmental Requirements, it is necessary from time to time during the Lease Term to perform a Code Modification to the Building or the Common Areas that is made necessary as a result of the specific use being made by Tenant of the Premises or as a result of may alteration of the Premises by Tenant, such Code Modification shall be the sole and exclusive responsibility of Tenant in all respects; provided, however, that Tenant shall have the right to retract its request to perform a proposed alteration in the event that the performance of such alteration would trigger the requirement for a Code Modification.

7.    ADA.  Subject to the last sentence hereof, Landlord, at its sole cost and expense, shall be responsible for causing the Building to comply with Title III of the Americans With Disabilities Act of 1990 (the “ADA”), or the regulations promulgated thereunder (as the ADA is in effect and pertains to the general public), as of the Commencement Date. During the Lease Term, Tenant hereby agrees that it shall be responsible, at its sole cost and expense, for causing the Building, the Common Area and the Premises to comply with the ADA as a result of (i) any special requirements of the ADA relating to accommodations for individual employees, invitees and/or guests of Tenant, and (ii) any alterations made to the Premises by Tenant.

EXHIBIT H

JANITORIAL SPECIFICATIONS

A.	Definitions

1.    Clean – Remove dirt, stains, or other extraneous matter.

2.    Damp Mop – Remove dirt with a moist cotton or nylon mop.

3.    Damp Wipe – Remove surface dirt with a damp cloth, chamois, mop, or other similar item.

4.    Disinfect – Wash or spray with a fluid containing disinfectant.

5.    Dust – Remove surface dirt with a treated cloth.

6.    General Clean – Applies to given areas (i.e. offices, lobbies, corridors, etc.); includes dusting furniture and furnishings; empty and wipe ashtrays and trash receptacles; spot clean walls, partitions, doors, etc.; sweep hard surfaced floors; and vacuum carpeting.

7.    High Dust – Dust areas, which are normally not within reach without the use of a stool or ladder.

8.    Police – Remove cigarette butts, paper cups, or other debris between regular cleaning activities.

9.    Polish – Clean with a polishing compound or rub (if surface is waxed) with a dry cloth.

10.    Scrub – Clean with neutral detergent, scrub brush, and/or floor machine.

11.    Seal – Apply one or mole coats of scrubbable floor sealer to floor after stripping operation.

12.    Spot Clean – Remove spots, fingerprints, and other isolated defacements by washing or by using a commercial cleaning compound.

13.    Spot Wax – Apply wax or finish in heavy traffic areas after the surface has been damp wiped with or without scouring compound.

14.    Spray Buff – System of resilient floor maintenance, whereby a cleaning finish solution is applied in spray form and immediately buffed dry. Scuffs, marks, etc. are removed and gloss is restored.

15.    Strip/Rewax – Remove accumulations of wax or finish by using a neutral cleaner and hot water applied with a mop. Allow cleaner to remain on floor 2 or 3 minutes, and then wet scrub with a scrubbing machine equipped with a Palmetto brush. Rinse thoroughly with cold water and allow drying completely. Apply an even coat of wax or finish and allow to dry for 30 minutes; apply a second coat, and, if wax is used, polish by buffing when dry.

16.    Sweep – Remove surface dirt with a broom, treated dust mop, or mechanical sweeper.

17.    Vacuum Clean – Remove surface and/or imbedded dirt with a suction cleaner using a crevice tool when needed.

18.    Wash – Remove dirt and/or other accumulations with a detergent, disinfectant, or similar product.

19.    Wax or Finish – Apply wax or finish after the surface has been stripped, scrubbed, or wet mopped.

20.    Wet Mop – Remove dirt with a cotton or nylon mop and water by laying down solution and rinsing in two separate operations.

21.    Wipe – Remove surface dirt with a soft cloth, chamois, or other similar article.

B.	General Cleaning: Office Areas

1.    Nightly Tasks

(a)    Vacuum all carpeted areas and rugs. Use a crevice tool in inaccessible areas.

(b)    Empty and clean all wastepaper baskets, ashtrays, and other receptacles. Damp wipe and dry these items, as necessary, to remove stains. Items that are not in trash cans and items not marked “trash” are not to be disturbed.

(c)    Sweep and dust mop all composition and wood flooring with a treated cloth or a specially designed tool. Damp mop and touch up spillages as required.

(d)    Dust and wipe clean all horizontal surfaces of furniture and fixtures, including the tops of standard height file cabinets. Wipe all telephones with antiseptic solution, move all desk blotters, desk sets, and trays to clean around edges. Dust typewriter covers and mound the perimeters of all office machines. Damp wipe and dry furniture tops as necessary to remove all stains caused by spillages, coffee cups, etc.

(e)    Dust all accessible windowsill areas.

(f)    Wash and clean all water fountain areas and damp dry fixtures.

(g)    Using spray bottle and cloth, remove all fingerprints from all surfaces, including desktops, bookcases, painted walls, and doors throughout entire area. DO NOT spot clean decorator wall fabrics under this nightly program.

(h)    Keep janitorial storage and slop sink rooms in an orderly condition.

(i)    In all cafeteria, vending and break areas damp mop floor, clean all sinks and countertops, empty coffee pots, wipe coffee machine, clean and wipe microwaves.

(j)    Clean all doorjambs.

(k)    Spot clean carpet in office areas.

(l)    Dust picture frames and wall hangings.

(m)    Clean and polish thresholds.

(n)    Spot clean glass partitions.

2.    Weekly Tasks

(a)    Vacuum in desk wells and under pedestals and use crevice tool around perimeter of offices and in other inaccessible areas.

(b)    Wet clean with ammonia water mixture and dry all glass and marble furniture tops.

(c)    Dust all chair rails and dust and shine all furniture legs, pedestals, trim, and baseboards.

(d)    Dust all accessible vertical surfaces of furniture, including desk wells, file cabinets, and bookcases.

(e)    Fully open draperies and completely dust windowsill areas.

(f)    Clean and dust, as needed, flooring and shelving in coat closets.

(g)    Wash out and disinfect all cans and other receptacles.

3.    Monthly Tasks

(a)    Wash and wax all resilient flooring.

(b)    Damp wipe base and cove molding to remove dirt and all foreign stains.

(c)    Dust window blinds.

4.    Quarterly Tasks

(a)    High dust all furniture, shelves, crown moldings, picture frames, doors, (including door louvers and closers), and exposed surfaces of lighting fixture lenses.

(b)    Dust and/or wash diffusers and return air vents.

5.    Semiannually

(a)    Strip and wax all resilient floors.

C.	Bathrooms

1.    Nightly Tasks

(a)    Wet mop, scrub with brushes, rinse, and damp dry all ceramic tile flooring using a cleaning compound with a germicidal action.

(b)    Wash and polish all mirrors, shelves, countertops of vanity, and brightwork including towel cabinet, sanitary napkin vending machine, flushometers, faucets, chrome piping, toilet booth fixtures, toilet seat hinges, etc.

(c)    Spray wash and disinfect all basins, bowls, and urinals using an odorless disinfectant solution. Wash both sides of all toilet seats. Empty and clean paper towel and sanitary disposal receptacles, damp wiping and towel drying the exposed surfaces of these units. Leave one (1) ounce of bowl cleaner in all commodes and urinals to set overnight.

(d)    Empty paper towel disposals and restock toilet tissue holders, liquid soap, and towel dispensers. (Materials to be furnished by the Manager.)

2.    Weekly Tasks

(a)    Dust tops of toilet partitions, booth doors, entrance doors, entrance doorframes, hinges and door checks, and tops of frames of all projecting fixtures.

(b)    Damp wipe both sides of all toilet partitions, including latch and hinge hardware, and wipe dry and shine with dry cloth.

(c)    Damp wipe underparts of basin, including all plumbing fixtures such as pipes, traps, and valves. Dry wipe and polish.

3.    Monthly Tasks

(a)    Dust all painted surfaces, including ceiling, lights, exhaust, and make-up registers.

(b)    Spray wash with antiseptic solution and damp dry all wall tile.

(c)    Spray wash and scrub wall tile where it meets the tile floor with a corner brush around entire perimeter of bathroom. (Nightly floor washing is to follow this operation.)

(d)    Polish floor drain cover.

4.    Semiannually

(a)    Machine scrub floor with mild solution, neutralize, and flush.

(b)    Wash all vinyl wallcovering.

D.	Building Lobby and Public Areas

1.    Nightly Tasks

(a)    Sweep, wash, and spray buff interior flooring. Special attention to be given to the borders and carpet inserts so that carpet is maintained in a dry, unsoiled condition.

(b)    Police and sweep exterior pavers, entrance walks, and steps. Do not sweep trash into parking lot. All trash will be removed and placed in trash containers.

(c)    Clean rain mats at building lobby entrance.

(d)    Vacuum elevator lobby carpet, all common area carpet, and carpet in all passenger elevators. Use crevice tool in all inaccessible areas.

(e)    Clean elevator cab interiors and dust wood paneling in these elevators.

(f)    Dust interior sills and convector enclosures at base of perimeter curtain wall.

(g)    Remove fingerprints and smudges from interior glass partitions, interior side of curtain wall glass entrance doors, sidelights, and glass vestibule to a height of 8’.

(h)    Empty and clean all cigarette urns and replace sand or water as needed. (All materials to be furnished by Contractor.)

(i)    Clean and polish building and suite thresh holds as needed.

(j)    Spot clean carpet in lobbies, elevators, and common area corridors.

(k)    Vacuum upholstered lobby furniture and move to clean under, around, and behind.

(l)    Clean all doorjambs.

(m)    Sweep stairwells and dust railings.

(n)    Dust and wipe elevator doors, mail depositories, directory panels, signs, and all metal and brightwork.

(o)    Wash and clean all water fountain areas and damp dry fixtures.

(p)    Keep janitorial storage and slop sink rooms in an orderly condition.

(q)    Damp wipe base and cove molding to remove dirt and all foreign stains.

2.    Weekly Tasks

(a)    Clean tracks of all elevator doors on all floors.

(b)    Spray buff all resilient flooring.

(c)    Vacuum stairwells.

3.    Monthly Tasks

(a)    Strip, wash, and wax all resilient flooring and damp clean all cove base.

(b)    Dust and treat paneling in all passenger elevators with a wood preservative similar to Guardsman.

4.    Quarterly Tasks

(a)    High dust marble, core, and perimeter air diffusers, lighting fixtures (except luminous ceiling), metal ceiling coves, and interior surfaces of curtain wall mullions, both horizontal and vertical, at lobby level only.

EXHIBIT I

SIGNAGE

I-1

EXHIBIT J

FORM OF ESCROW AGREEMENT

THIS AGREEMENT is made and entered into this              day of July 2010, by and among 3630 PEACHTREE ROAD HOLDINGS LIMITED PARTNERSHIP, a Georgia limited partnership (hereinafter called “Landlord”), TEAVANA CORPORATION, a Georgia corporation (“Tenant”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“Escrow Agent”).

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of the date hereof (the “Lease Agreement”), a copy of which Escrow Agent acknowledges receiving, for the lease of that certain premises described therein. The Lease Agreement is, by this reference, made a part hereof, and all terms used but not defined herein shall have the meanings given to such terms in the Lease Agreement; and WHEREAS, Landlord and Tenant desire to have Escrow Agent hold the Allowance in escrow, as required by the Lease Agreement and pursuant to the terms hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.    Within five (5) business day following the execution of this Escrow Agreement, Landlord will deliver and deposit into escrow (the “Escrow”) with Escrow Agent the amount of                      AND NO/100 DOLLARS ($            .00) (the “Allowance”). The Escrow Agent agrees to immediately deposit the Allowance in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required herein.

2.    The Allowance may be withdrawn from Escrow by Landlord solely for the purpose of paying for the costs and expenses of the installation of the Tenant Improvements in accordance with the Lease and in accordance with the contract for such work with the General Contractor. In order to withdraw the Allowance from Escrow, Landlord shall make a written payment application request to Escrow Agent, copying Tenant on a concurrent basis, which payment application request shall include a copy of the General Contractor’s payment application request for work completed for the month or months prior to such payment application. Escrow Agent shall disburse the funds requested in such payment application request to Landlord on the date that is three (3) business days following receipt of such payment request, unless Tenant notifies Escrow Agent and Landlord of Tenant’s objection to the payment request submitted by Landlord prior to the expiration of such 3-business day period. The reason for Tenant’s objection must be set forth in reasonable detail in Tenant’s notice, and may include, for example only, the objection that the proposed payment amount is not supported by the General Contractor’s payment application or by the Lease. Landlord acknowledges that, for example only, it would be inappropriate for Landlord to request the payment of the entire Allowance amount on its initial payment application request unless 100% of the Tenant Improvements had been completed and the General Contractor’s payment application to Landlord requested payment of the entire amount due to the General Contractor.

3.    Landlord and Tenant hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent’s gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Lease Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Landlord and Tenant hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Landlord and Tenant, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in the county in which Escrow Agent’s address for notice is located all money or property in Escrow Agent’s hands held under the terms of this Agreement and the Lease Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Lease Agreement.

4.    Any notice required hereunder shall be delivered to the parties and in the manner as required by the Lease Agreement. Escrow Agent’s address for notice purposes is as follows:

First American Title Insurance Company

30 North LaSalle Street

Suite 310

Chicago, Illinois 60602

Attn: Mr. Steven Zellinger

Phone: (312) 917-7257

5.    This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Land is located, without reference to the conflict of laws or choice of law provisions thereof.

6.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed as of the date first written above.

LANDLORD:

3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership

By:	P&L Duke 3630 Peachtree GP, LLC, a Georgia limited liability company, General Partner

By:
Lawrence P. Kelly, Manager

By:	Duke 3630 Peachtree Road, LLC, a Georgia limited liability company, Manager

	By:	Duke Realty Limited Partnership, an Indiana limited partnership, its sole member

		By:	Duke Realty Corporation, an Indiana corporation, its sole general partner

By:
Name:
Title:

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

TENANT:

TEAVANA CORPORATION, a Georgia corporation

By:
Name:
Title:

Attest:
Name:
Title:

[CORPORATE SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY

By:
Name:
Title:

ESCROW AGREEMENT

THIS AGREEMENT is made and entered into this 5 day of August 2010, by and among 3630 PEACHTREE ROAD HOLDINGS LIMITED PARTNERSHIP, a Georgia limited partnership (hereinafter called “Landlord”), TEAVANA CORPORATION, a Georgia corporation (“Tenant”), and FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation (“Escrow Agent”).

WHEREAS, Landlord and Tenant have entered into that certain Lease Agreement dated as of the date hereof (the “Lease Agreement”), a copy of which Escrow Agent acknowledges receiving, for the lease of that certain premises described therein. The Lease Agreement is, by this reference, made a part hereof, and all terms used but not defined herein shall have the meanings given to such terms in the Lease Agreement; and

WHEREAS, Landlord and Tenant desire to have Escrow Agent hold the Allowance in escrow, as required by the Lease Agreement and pursuant to the terms hereof.

NOW, THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto hereby covenant and agree as follows:

1.    Within five (5) business day following the execution of this Escrow Agreement, Landlord will deliver and deposit into escrow (the “Escrow”) with Escrow Agent the amount of ONE MILLION THREE HUNDRED EIGHTY-EIGHT THOUSAND FOUR HUNDRED AND NO/100 DOLLARS ($1,388,400.00) (the “Allowance”). The Escrow Agent agrees to immediately deposit the Allowance in an interest-bearing account in a national banking association and to hold and disburse the same, together with any interest earned thereon, as required herein.

2.    The Allowance may be withdrawn from Escrow by Landlord solely for the propose of paying for the costs and expenses of the installation of the Tenant Improvements in accordance with the Lease and in accordance with the contract for such work with the General Contractor. In order to withdraw the Allowance from Escrow, Landlord shall make a written payment application request to Escrow Agent, copying Tenant on a concurrent basis, which payment application request shall include a copy of the General Contractor’s payment application request for work completed for the month or months prior to such payment application. Escrow Agent shall disburse the funds requested in such payment application request to Landlord on the date that is three (3) business days following receipt of such payment request, unless Tenant notifies Escrow Agent and Landlord of Tenant’s objection to the payment request submitted by Landlord prior to the expiration of such 3-business day period. The reason for Tenant’s objection must be set forth in reasonable detail in Tenant’s notice, and may include, for example only, the objection that the proposed payment amount is not supported by the General Contractor’s payment application or by the Lease. Landlord acknowledges that, for example only, it would be inappropriate for Landlord to request the payment of the entire Allowance amount on its initial payment application request unless 100% of the Tenant Improvements had been completed and the General Contractor’s payment application to Landlord requested payment of the entire amount due to the General Contractor.

3.    Landlord and Tenant hereby covenant and agree that Escrow Agent shall not be liable for any loss, cost or damage which it may incur as a result of serving as Escrow Agent hereunder, except for any loss, cost or damage arising out of Escrow Agent’s gross negligence or willful misconduct. Accordingly, Escrow Agent shall not incur any liability with respect to (a) any action taken or omitted to be taken in good faith upon advice of its counsel, given with respect to any questions relating to its duties and responsibilities hereunder, or (b) any action taken or omitted to be taken in reliance upon any document, including any written notice of instruction provided for herein or in the Lease Agreement, not only as to the due execution and the validity and effectiveness thereof, but also as to the truth and accuracy of any information contained therein, which Escrow Agent shall in good faith believe to be genuine and to have been signed or presented by proper person or persons in conformity with the provisions of this Agreement. Landlord and Tenant hereby agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and reasonable attorneys’ fees and disbursements actually incurred, which may be imposed upon and incurred by Escrow Agent in connection with its serving as Escrow Agent hereunder. In the event of a dispute between Landlord and Tenant, Escrow Agent shall be entitled to tender unto the registry or custody of any court of competent jurisdiction in the county in which Escrow Agent’s address for notice is located all money or property in Escrow Agent’s hands held under the terms of this Agreement and the Lease Agreement, together with such legal pleadings as it deems appropriate, and thereupon shall be discharged of its obligations hereunder and under the Lease Agreement.

4.    Any notice required hereunder shall be delivered to the parties and in the manner as required by the Lease Agreement. Escrow Agent’s address for notice purposes is as follows:

First American Title Insurance Company

30 North LaSalle Street

Suite 310

Chicago, Illinois 60602

Attn: Mr. Steven Zellinger

Phone: (312) 917-7257

5.    This Agreement shall be governed by and construed in accordance with the internal laws of the state in which the Land is located, without reference to the conflict of laws or choice of law provisions thereof.

6.    This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

[SIGNATURES CONTAINED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned have caused this Escrow Agreement to be duly executed as of the date first written above.

LANDLORD:
3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership

By:	P&L Duke 3630 Peachtree GP, LLC, a Georgia limited liability company, General Partner

	By:	/s/ Lawrence P. Kelly
Lawrence P. Kelly, Manager

		By:	Duke 3630 Peachtree Road, LLC, a Georgia limited liability company, Manager

			By:	Duke Realty Limited Partnership, an Indiana limited partnership, its sole member

				By:	Duke Realty Corporation, an Indiana corporation, its sole general partner

					By:	/s/ W. Kerry Armstrong
W. Kerry Armstrong Senior Vice President

TENANT:

TEAVANA CORPORATION, a Georgia corporation

By:	/s/ Andrew T. Mack

Name:	Andrew T. Mack

Title:	CEO

Attest:	/s/ Daniel P. Glennon

Name:	Daniel P. Glennon

Title:	CFO

[CORPORATE SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

ESCROW AGENT:

FIRST AMERICAN TITLE INSURANCE COMPANY, a California corporation

By:	/s/ Martha Reyna

Name:	Martha Reyna

Title:	Sr. National Escrow Official

After recording return to:

Duke Realty Corporation

3950 Shackleford Road, Suite 300

Duluth, Georgia 30096-8268

Attn: Tammi D. Parker

STATE OF GEORGIA

COUNTY OF FULTON

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

This Subordination, Non-Disturbance and Attornment Agreement (this “Agreement”) dated August 5, 2010, is made among Teavana Corporation, a Georgia corporation (“Tenant”), 3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership (“Landlord”), and Bank of America, N.A., a national banking association (“Mortgagee”).

WHEREAS, Mortgagee, Landlord, 3630 North Tower Residential, LLC, a Georgia limited liability company, and certain financial institutions party thereto from time to time, as lenders (together with Mortgagee, collectively the “Lenders”) are parties to that certain Construction Loan Agreement dated July 3, 2007 (as amended, modified, extended, supplemented, restated and/or replaced prior to the date hereof, the “Loan Agreement”), evidenced by one or more promissory notes more particularly described therein (herein, as they may have been or may be from time to time renewed, extended, amended, supplemented, or restated, called the “Notes”), bearing interest and payable as therein provided, secured by, among other things, a Deed to Secure Debt, Assignment and Security Agreement dated July 3, 2007, recorded in Deed Book 45310, page 424, Fulton County, Georgia records (herein, as it may have been or may be from time to time renewed, extended, amended or supplemented, called the “Mortgage”), covering, among other property, the land (the “Land”) described in Exhibit “A” which is attached hereto and incorporated herein by reference, and the improvements (“Improvements”) thereon (such Land and Improvements being herein together called the “Property”);

WHEREAS, Tenant is the tenant under a lease from Landlord dated August 5, 2010 (herein, as it may from time to time be renewed, extended, amended or supplemented, called the “Lease”), covering a portion of the Property (said portion being herein referred to as the “Premises”); and

WHEREAS, the term “Landlord” as used herein means the present landlord under the Lease or, if the landlord’s interest is transferred in any manner, the successor(s) or assign(s) occupying the position of landlord under the Lease at the time in question.

NOW, THEREFORE, in consideration of the mutual agreements herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    Subordination.  Tenant agrees and covenants that the Lease and the rights of Tenant thereunder, all of Tenant’s right, title and interest in and to the property covered by the Lease, and any lease thereafter executed by Tenant covering any part of the Property, are and shall be subject, subordinate and inferior to (a) the Mortgage and the rights of Mortgagee thereunder, and all right, title and interest of Mortgagee in the Property, and (b) all other security documents now or hereafter securing payment of any indebtedness of the Landlord (or any prior landlord) to Mortgagee which cover or affect the Property (the “Security Documents”). This Agreement is not intended and shall not be construed to subordinate the Lease to any mortgage, deed of trust or other security document other than those referred to in the preceding sentence, securing the indebtedness to Mortgagee.

2.    Non-Disturbance.  Mortgagee agrees that so long as the Lease is in full force and effect and Tenant is not in default in the payment of rent, additional rent or other payments or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant’s part to be performed (beyond the period, if any, specified in the Lease within which Tenant may cure such default),

(a)    Tenant’s possession of the Premises under the Lease shall not be disturbed or interfered with by Mortgagee in the exercise of any of its foreclosure rights under the Mortgage or conveyance in lieu of foreclosure, and

(b)    Mortgagee will not join Tenant as a party defendant for the purpose of terminating Tenant’s interest and estate under the Lease in any proceeding for foreclosure of the Mortgage.

3.    Attornment.

(a)    Tenant covenants and agrees that in the event of foreclosure of the Mortgage, whether by power of sale or by court action, or upon a transfer of the Property by conveyance in lieu of foreclosure (the purchaser at foreclosure or the transferee in lieu of foreclosure, including Mortgagee if it is such purchaser or transferee, being herein called “New Owner”), Tenant shall attorn to the New Owner as Tenant’s new landlord, and agrees that the Lease shall continue in full force and effect as a direct lease between Tenant and New Owner upon all of the terms, covenants, conditions and agreements set forth in the Lease and this Agreement, except for provisions which are impossible for New Owner to perform. New Owner shall be responsible for all obligations of landlord under the Lease arising or accruing following New Owner’s acquisition of title to the Property; provided, however, that in no event shall the New Owner be:

(i)    liable for any act, omission, default, misrepresentation, or breach of warranty, of any previous landlord (including Landlord) or obligations accruing prior to New Owner’s actual ownership of the Property;

(ii)    subject to any offset, defense, claim or counterclaim which Tenant might be entitled to assert against any previous landlord (including Landlord);

(iii)    bound by any payment of rent, additional rent or other payments, made by Tenant to any previous landlord (including Landlord) for more than one (1) month in advance;

(iv)    bound by any amendment, or modification of the Lease hereafter made, or consent, or acquiescence by any previous landlord (including Landlord) under the Lease to any assignment or sublease hereafter granted, without the written consent of Mortgagee; or (v) liable for any deposit that Tenant may have given to any previous landlord (including Landlord) which has not, as such, been transferred to New Owner or credited as a closing proration against a purchase price in a transfer to New Owner other than by foreclosure.

(vi)    bound by any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

(b)    The provisions of this Agreement regarding attornment by Tenant shall be self-operative and effective without the necessity of execution of any new lease or other document on the part of any party hereto or the respective heirs, legal representatives, successors or assigns of any such party. Tenant agrees, however, to execute and deliver upon the request of New Owner, any instrument or certificate which in the reasonable judgment of New Owner may be necessary or appropriate to evidence such attornment, including a new lease of the Premises on the same terms and conditions as the Lease for the unexpired term of the Lease.

4.    Estoppel Certificate.  Tenant agrees to execute and deliver from time to time, upon the request of Landlord or of any holder(s) of any of the indebtedness or obligations secured by the Mortgage, a certificate regarding the status of the Lease, consisting of statements, if true (or if not, specifying why not), (a) that the Lease is in full force and effect, (b) the date through which rentals have been paid, (c) the date of the commencement of the term of the Lease, (d) the nature of any amendments or modifications of the Lease, (e) to Tenant’s commercially reasonable knowledge no default, or state of facts which with the passage of time or notice (or both) would constitute a default, exists under the Lease, (f) to Tenant’s commercially reasonable knowledge, no setoffs, recoupments, estoppels, claims or counterclaims exist against Landlord, and (g) such other matters as may be reasonably requested.

5.    Acknowledgment and Agreement by Tenant.  Tenant acknowledges and agrees as follows:

(a)    Tenant acknowledges that Landlord will execute and deliver to Mortgagee in connection with the financing of the Property an Assignment of Leases and Rents. Tenant hereby expressly consents to such assignment and agrees that such assignment shall, in all respects, be superior to any interest Tenant has in the Lease of the Property, subject to the provisions of this Agreement. Tenant will not amend, alter or waive any provision of, or consent to the amendment, alteration or waiver of any provision of the Lease without the prior written consent of Mortgagee. Tenant shall not prepay any rents or other sums due under the lease for more than one (1) month in advance of the due date therefor. Tenant acknowledges that Mortgagee will rely upon this instrument in connection with such financing.

(b)    Mortgagee, in making any disbursements to Landlord, is under no obligation or duty to oversee or direct the application of the proceeds of such disbursements, and such proceeds may be used by Landlord for purposes other than improvement of the Property.

(c)    From and after the date hereof, in the event of any act or omission by Landlord which would give Tenant the right, either immediately or after the lapse of time, to terminate the Lease or to claim a partial or total eviction, Tenant will not exercise any such right (i) until it has given written notice of such act or omission to the Mortgagee; and (ii) until a period of thirty (30) days beyond the period of time given to Landlord under the Lease to cure such act or omission shall have elapsed following such giving of notice to Mortgagee and following the time when Mortgagee shall have become entitled under the Mortgage to remedy the same, but in any event 30 days after receipt of such notice or such longer period of time as may be reasonably necessary to cure or remedy such default, act, or omission including such period of time necessary to obtain possession of the Property and thereafter cure such default, act, or omission, during which period of time Mortgagee shall be permitted to cure or remedy such default, act or omission; provided, however, that Mortgagee shall have no duty or obligation to cure or remedy any breach or default. Within thirty (30) days after receipt of such notice from Tenant, Mortgagee shall notify Tenant as to whether or not Mortgagee intends to attempt to cure the Landlord’s default and, if so, the estimated length of the cure period. It is specifically agreed that Tenant shall not, as to Mortgagee, require cure of any such default which is personal to Landlord, and therefore not susceptible to cure by Mortgagee.

(d)    In the event that Mortgagee notifies Tenant of a default under the Mortgage, Loan Agreement, or Security Documents and demands in writing that Tenant pay its rent and all other sums due under the Lease directly to Mortgagee, Tenant shall honor such demand and pay the full amount of its rent and all other sums due under the Lease directly to Mortgagee, without offset, or as otherwise required pursuant to such notice beginning with the payment next due after such notice of default, without inquiry as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Loan Agreement, and notwithstanding any contrary instructions of or demands from Landlord.

(e)    Tenant shall send a copy of any notice or statement under the Lease to Mortgagee at the same time such notice or statement is sent to Landlord if such notice or statement has a material impact on the economic terms, operating covenants or duration of the Lease.

(f)    Tenant has no right or option of any nature whatsoever, whether pursuant to the Lease or otherwise, to purchase the Premises or the Property, or any portion thereof or any interest therein, and to the extent that Tenant has had, or hereafter acquires, any such right or option, same is hereby acknowledged to be subject and subordinate to the Mortgage and is hereby waived and released as against Mortgagee and New Owner.

(g)    This Agreement satisfies any condition or requirement in the Lease relating to the granting of a non-disturbance agreement and Tenant waives any requirement to the contrary in the Lease.

(h)    Neither Mortgagee nor any New Owner shall have any liability to Tenant or any other party for any conflict between the provisions of the Lease and the provisions of any other lease affecting the Property, including, but not limited to, any provisions relating to exclusive or non-conforming uses or rights, renewal options and options to expand, and in the event of such a conflict, Tenant shall have no right to cancel the Lease or take any other remedial action against Mortgagee or New Owner, or against any other party for which Mortgagee or any New Owner would be liable.

(i)    Neither Mortgagee nor any New Owner shall have any obligation or incur any liability with respect to the erection or completion of the improvements in which the Premises are located or for completion of the Premises or any improvements for Tenant’s use and occupancy, either at the commencement of the term of the Lease or upon any renewal or extension thereof or upon the addition of additional space, pursuant to any expansion rights contained in the Lease.

(j)    Neither Mortgagee nor any New Owner shall have any obligation or incur any liability with respect to any warranties of any nature whatsoever, whether pursuant to the Lease or otherwise, including, without limitation, any warranties respecting use, compliance with zoning, Landlord’s title, Landlord’s authority, habitability, fitness for purpose or possession.

(k)    In the event that Mortgagee or any New Owner shall acquire title to the Premises or the Property, Mortgagee or such New Owner shall have no obligation, nor incur any liability, beyond Mortgagee’s or New Owner’s then equity interest, if any, in the Property or Premises, and Tenant shall look exclusively to such equity interest of Mortgagee or New Owner, if any, for the payment and discharge of any obligations imposed upon Mortgagee or New Owner hereunder or under the Lease or for recovery of any judgment from Mortgagee, or New Owner, and in no event shall Mortgagee, New Owner, nor any of their respective officers, directors, shareholders, agents, representatives, servants, employees or partners ever be personally liable for such judgment.

(l)    Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state, or local law, on the Premises or Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first class establishments similar to the Improvements), which substances are being held, stored, and used in strict compliance with federal, state, and local laws. Tenant shall be solely responsible for and shall reimburse and indemnify Landlord, New Owner or Mortgagee, as applicable, for any loss, liability, claim or expense, including without limitation, cleanup and all other expenses, including, without limitation, legal fees that Landlord, New Owner or Mortgagee, as applicable, may incur by reason of Tenant’s violation of the requirements of this Paragraph 5(l).

6.    Acknowledgment and Agreement by Landlord.  Landlord, as landlord under the Lease and grantor under the Mortgage, acknowledges and agrees for itself and its heirs, representatives, successors and assigns, that: (a) this Agreement does not constitute a waiver by Mortgagee of any of its rights under the Mortgage, Loan Agreement, or Security Documents, or in any way release Landlord from its obligations to comply with the terms, provisions, conditions, covenants, agreements and clauses of the Mortgage, Loan Agreement, or Security Documents; (b) the provisions of the Mortgage, Loan Agreement, or Security Documents remain in full force and effect and must be complied with by Landlord; and (c) Tenant is hereby authorized to pay its rent and all other sums due under the Lease directly to Mortgagee upon receipt of a notice as set forth in paragraph 5(d) above from Mortgagee and that Tenant is not obligated to inquire as to whether a default actually exists under the Mortgage, Security Documents or otherwise in connection with the Loan Agreement. Landlord hereby releases and discharges Tenant of and from any liability to Landlord resulting from Tenant’s payment to Mortgagee in accordance with this Agreement. Landlord represents and warrants to Mortgagee that a true and complete copy of the Lease has been delivered by Landlord to Mortgagee.

7.    Lease Status.  Landlord and Tenant certify to Mortgagee that neither Landlord nor Tenant has knowledge of any default on the part of the other under the Lease, that the Lease is bona fide and contains all of the agreements of the parties thereto with respect to the letting of the Premises and that all of the agreements and provisions therein contained are in full force and effect.

8.    Notices.  All notices, requests, consents, demands and other communications required or which any party desires to give hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by personal delivery, by telegram, telex, or facsimile, by expedited delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, at the addresses specified at the end of this Agreement (unless changed by similar notice in writing given by the particular .party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of telegram, telex or facsimile, upon receipt. Notwithstanding the foregoing, no notice of change of address shall be effective except upon receipt. This Paragraph 8 shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Agreement or in the Lease or in any document evidencing, securing or pertaining to the loan evidenced by the Loan Agreement or to require giving of notice or demand to or upon any person in any situation or for any reason.

9.    Miscellaneous.

(a)    This Agreement supersedes any inconsistent provision of the Lease.

(b)    Nothing contained in this Agreement shall be construed to derogate from or in any way impair, or affect the lien, security interest or provisions of the Mortgage, Loan Agreement, or Security Documents.

(c)    This Agreement shall inure to the benefit of the parties hereto, their respective successors and permitted assigns, and any New Owner, and its heirs, personal representatives, successors and assigns; provided, however, that in the event of the assignment or transfer of the interest of Mortgagee, all obligations and liabilities of the assigning Mortgagee under this Agreement shall terminate, and thereupon all such obligations and liabilities shall be the responsibility of the party to whom Mortgagee’s interest is assigned or transferred; and

provided further that the interest of Tenant under this Agreement may not be assigned or transferred without the prior written consent of Mortgagee.

(d)    THIS AGREEMENT AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION SHALL BE GOVERNED BY THE LAWS OF THE STATE OF GEORGIA AND APPLICABLE UNITED STATES FEDERAL LAW.

(e)    The words “herein”, “hereof”, “hereunder” and other similar compounds of the word “here” as used in this Agreement refer to this entire Agreement and not to any particular section or provision.

(f)    This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

(g)    If any provision of the Agreement shall be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not apply to or affect any other provision hereof, but this Agreement shall be construed as if such invalidity, illegality, or unenforceability did not exist.

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

TENANT:

Signed, sealed and delivered in the presence of:	TEAVANA CORPORATION, a Georgia corporation

/s/ Daniel P. Glennon	By: /s/ Andrew T. Mack
Unofficial Witness	Name: Andrew T. Mack
Title: CEO
/s/ Jackie Gauthreaux
Notary Public	[CORPORATE SEAL]

[NOTARY SEAL]

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	3630 Peachtree Road Holdings Limited
Partnership,
a Georgia limited partnership
/s/ [ILLEGIBLE]
Unofficial Witness	By:	P&L Duke 3630 Peachtree GP, LLC,
a Georgia limited liability company,
/s/ Jackie Gauthreaux		General Partner
Notary Public

[NOTARY SEAL]		By:	/s/ Lawrence P. Kelly
Lawrence P. Kelly, Manager

	By:	Duke 3630 Peachtree Road, LLC,
a Georgia limited liability company,
Manager

Signed, sealed and delivered in the presence of:		By:	Duke Realty Limited Partnership,
an Indiana limited partnership,
its sole member
/s/ [ILLEGIBLE]
Unofficial Witness			By:	Duke Realty Corporation,
an Indiana corporation,
/s/ Patrick L. Adams				its sole general partner
Notary Public

[NOTARY SEAL]				By:	/s/ W. Kerry Armstrong
W. Kerry Armstrong
Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

LANDLORD:

Signed, sealed and delivered in the presence of:	3630 Peachtree Road Holdings Limited Partnership, a Georgia limited partnership

	By:	P&L Duke 3630 Peachtree GP, LLC,
Unofficial Witness		a Georgia limited liability company,
General Partner

Notary Public

By:
[NOTARY SEAL]			Lawrence P. Kelly, Manager

	By:	Duke 3630 Peachtree Road, LLC,
a Georgia limited liability company,
Manager

Signed, sealed and delivered in the presence of:		By:	Duke Realty Limited Partnership,
an Indiana limited partnership,
its sole member
/s/ [ILLEGIBLE]
Unofficial Witness			By:	Duke Realty Corporation,
an Indiana corporation,
/s/ Linda Ann Lovelace				its sole general partner
Notary Public

				By:	/s/ W. Kerry Armstrong
[NOTARY SEAL]					W. Kerry Armstrong
Senior Vice President

[SIGNATURES CONTINUED ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and sealed as of the date first above written.

MORTGAGEE:

Signed, sealed and delivered in the presence of:	Bank of America, N.A.

/s/ Valerie L. Combs	By: /s/ Michael Stone
Unofficial Witness	Name: Michael Stone
Title: Vice President
/s/ Robin Allen
Notary Public	[BANK SEAL]

[NOTARY SEAL]

ADDRESS OF TENANT:

Teavana Corporation

3630 Peachtree Road, N.E.

Suite 1480

Atlanta, Georgia 30326

ADDRESS OF LANDLORD:

3630 Peachtree Road Holdings Limited Partnership

c/o Duke Realty Corporation

Attn.: Atlanta Market - V.P., Asset Management and Customer Service

3950 Shackleford Road, Suite 300

Duluth, Georgia 30096

ADDRESS OF MORTGAGEE:

Bank of America, N.A.

Bank of America Plaza - Sixth Floor

600 Peachtree Street, N.E.

Atlanta, Georgia 30308

Attention: Real Estate Banking Group

EXHIBIT A

LEGAL DESCRIPTION OF LAND

All of that tract or parcel of land lying or being in Land Lot 44, 17th Land District, City of Atlanta, Fulton County, Georgia and being more fully shown and designated on an ALTA/ACSM Land Title Survey for 3630 Peachtree Road Holdings Limited Partnership, 3630 North Tower Residential, LLC, Wieuca Road Baptist Church, Inc., Bank of America, N.A. and Chicago Title Insurance Company, dated 06/27107 and last revised 12/20/07, prepared by Long Engineering, Inc., being labeled Tract “A” thereon, and having the following metes and bounds to wit:

Beginning at a point on the westerly right of way of Peachtree Dunwoody Road (50’ R.O.W.) and the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.); thence southwesterly along the right of way of Peachtree Dunwoody Road (50’ R.O.W.) South 22 degrees 30 minutes 55 seconds West, a distance of 34.73 feet to a point; thence southwesterly along said right of way South 48 degrees 55 minutes 16 seconds West, a distance of 37.44 feet to a point on the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.); thence southwesterly along the northerly right of way of State Route 141 a.k.a. Peachtree Road (variable R.O.W.) South 77 degrees 58 minutes 17 seconds West, a distance of 176.69 feet to a point; thence leaving said right of way North 17 degrees 56 minutes 47 seconds West, a distance 495.65 feet to a point; thence North 69 degrees 53 minutes 12 seconds East, a distance of 5.78 feet to a point; thence along a curve to the left an arc distance of 20.84 feet with a radius of 22.67 feet at a chord bearing and distance of North 43 degrees 32 minutes 40 seconds East, a distance of 20.12 feet to a point; thence along a curve to the left an arc distance of 88.28 feet with a radius of 61.75 feet at a chord bearing and distance of North 05 degrees 13 minutes 15 seconds East, a distance of 80.95 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 46.29 feet to a point; thence South 00 degrees 04 minutes 40 seconds East, a distance of 226.00 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 76.50 feet to a point; thence North 00 degrees 04 minutes 40 seconds West, a distance of 226.00 feet to a point; thence North 89 degrees 55 minutes 20 seconds East, a distance of 218.09 feet to a 1” open top pipe on the westerly right of way of Peachtree Dunwoody Road (50’ R.O.W.); thence southwesterly along the right of way of Peachtree Dunwoody Road (50’ R.O.W.) South 00 degrees 03 minutes 29 seconds West, a distance of 475.67 feet to a right of way monument; said right of way monument being THE POINT OF BEGINNING.

Said tract or parcel containing 147,297 square feet or 3.37 acres.

Less and Except the South Residential Component, as defined in the Declaration.